SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CONSOLIDATED-TOMOKA LAND CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

Annual Meeting

of Shareholders and

2014 Proxy Statement

CONSOLIDATED-TOMOKA LAND CO. Post Office Box 10809 Daytona Beach, Florida 32120-0809

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Annual Meeting Date: April 23, 2014

Time: 2:00 p.m., Eastern Time

Location: LPGA International Clubhouse, 1000 Champions Drive, Daytona Beach, Florida 32124

AGENDA:

1.	Election of the seven director nominees listed in the Proxy Statement:

2.	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2014;

3.	Approve an increase in the number of shares authorized for issuance under the Consolidated-Tomoka Land Co. Amended and Restated 2010 Equity Incentive Plan;

4.	Hold an advisory vote to approve executive compensation; and

5.	Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on February 28, 2014, are entitled to notice of, and to participate in and vote at the meeting. A complete list of shareholders as of the record date will be available for shareholders’ inspection at the corporate offices at 1530 Cornerstone Boulevard, Suite 100, Daytona Beach, Florida 32117, for ten days prior to the meeting.

We hope you will be able to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to vote by telephone or over the Internet as indicated in the enclosed proxy card or by marking, dating, signing, and returning the enclosed proxy card as promptly as possible in the postage-paid envelope provided, to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the accompanying proxy statement.

If you have any questions or need any assistance with voting your shares, please contact our transfer agent, Registrar and Transfer Company, toll-free at 1-800-368-5948. You may also contact them by email at info@rtco.com.

By Order of the Board of Directors

Linda Crisp

Corporate Secretary

Daytona Beach, Florida

March 21, 2014

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS
VIA THE INTERNET Visit the web site listed on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope

BY TELEPHONE Call the telephone number on your proxy card	IN PERSON Attend the Annual Meeting in Daytona Beach, Florida

A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K FOR THE YEAR-ENDED DECEMBER 31, 2013 AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED, WITHOUT CHARGE, TO ANY SHAREHOLDER UPON WRITTEN REQUEST DIRECTED TO OUR CORPORATE SECRETARY, POST OFFICE BOX 10809, DAYTONA BEACH, FLORIDA 32120-0809.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 23, 2014. This proxy statement and a copy of our 2013 Annual Report to Shareholders, which includes our 2013 Annual Report on Form 10-K, are available at http://ctlc.com/2014_proxy.html.

CONSOLIDATED-TOMOKA LAND CO.

PROXY STATEMENT

Page
1	GENERAL INFORMATION
6	PROPOSAL 1: ELECTION OF DIRECTORS
10	DIRECTOR COMPENSATION FOR 2013
11	CORPORATE GOVERNANCE AND COMMITTEES OF THE BOARD OF DIRECTORS
17	BENEFICIAL OWNERSHIP OF COMMON STOCK
18	COMPENSATION DISCUSSION AND ANALYSIS
28	COMPENSATION COMMITTEE REPORT
28	SUMMARY COMPENSATION TABLE FOR 2011-2013
29	GRANTS OF PLAN-BASED AWARDS FOR 2013
29	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2013
30	PENSION BENEFITS FOR 2013
31	NONQUALIFIED DEFERRED COMPENSATION FOR 2013
32	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
34	COMPENSATION RISKS
34	REPORT OF THE AUDIT COMMITTEE
35	PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
37	PROPOSAL 3: APPROVE AN INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE COMPANY’S AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN
38	PROPOSAL 4: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
39	OTHER MATTERS
39	SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
39	SHAREHOLDER PROPOSALS
40	ANNUAL REPORT

CONSOLIDATED-TOMOKA LAND CO. Post Office Box 10809 Daytona Beach, Florida 32120-0809

GENERAL INFORMATION

Why am I receiving this proxy statement? This proxy statement and the enclosed form of proxy are being sent to you, a shareholder of Consolidated-Tomoka Land Co., a Florida corporation (which we refer to as “the Company,” “we,” “our” or “us”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or “Board”) of proxies to be used at the Annual Meeting of Shareholders to be held on Wednesday, April 23, 2014, at 2:00 p.m., local time, at the LPGA International Clubhouse, 1000 Champions Drive, Daytona Beach, Florida (and at any adjournments or postponements thereof) (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting.

On or about March 21, 2014, we commenced mailing and made available electronically to our shareholders: (1) this proxy statement; (2) the accompanying proxy card and voting instructions; and (3) a copy of our 2013 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year-ended December 31, 2013, and our audited consolidated financial statements included therein.

What is a proxy? A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy, the document in which you make that designation is also called a proxy.

What is a proxy statement? This document is a proxy statement. It is a document that we are required by law to give you when we ask you to name a proxy to vote your shares. We encourage you to read this proxy statement carefully.

What is the purpose of the Annual Meeting? The purpose of the Annual Meeting is to obtain shareholder action on the matters outlined in the notice of meeting included with this proxy statement. These matters include: (1) the election of seven directors for one-year terms expiring at the 2015 Annual Meeting of Shareholders; (2) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2014; (3) the approval of an increase in the number of shares authorized for issuance under the Consolidated-Tomoka Land Co. Amended and Restated 2010 Equity Incentive Plan; and (4) an advisory vote to approve executive compensation. This proxy statement provides you with detailed information about these matters.

We will also consider any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof, if properly presented at the Annual Meeting.

What is a record date and who is entitled to vote at the Annual Meeting? The record date for the shareholders entitled to vote at the Annual Meeting is February 28, 2014. The record date was established by our Board as required by the laws of Florida, our state of incorporation. Owners of record of shares of our common stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting and at any adjournments or postponements thereof. You are entitled to one vote for each share that you owned on the record date on every matter submitted to the meeting. Our Articles of Incorporation and Bylaws do not provide for cumulative voting for the election of directors, which is permitted but not required by Florida law.

How many shares can be voted and what is a quorum? You are entitled to one vote for each share of our common stock that you own as of the close of business on February 28, 2014. At the close of business on February 28, 2014, there were 5,681,259 shares of our common stock outstanding and 5,861,735 entitled to vote at the Annual Meeting.

A quorum is the minimum number of shares that must be represented in person or by proxy in order for us to conduct the Annual Meeting. The attendance by proxy or in person of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting, or 2,930,868 shares of common stock based on the record date of February 28, 2014, will constitute a quorum to hold the Annual Meeting. If you grant your proxy by proxy card, your shares will be considered present at the Annual Meeting and part of the quorum. Abstentions and broker “non-votes” will be considered shares represented at the meeting for the purposes of establishing a quorum.

What different methods can I use to vote? You have a choice of voting:

—	By telephone;

—	Over the Internet;

—	By mail; or

—	In person at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we encourage you to vote by telephone, over the Internet, or by mail. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you hold your shares and the method you use to vote, it is important that you follow the instructions that apply to your particular situation. If you vote by telephone or over the Internet, you should not return your proxy card.

What is the difference between a “record holder” and an owner holding shares in “street name”? If your shares are registered in your name, you are a “record holder.” You will be a record holder if you hold a stock certificate or if you have an account directly with our transfer agent, Registrar and Transfer Company. If your shares are registered or held in the name of your broker or bank or other nominee, your shares are held in “street name,” and you are considered the beneficial owner of such shares.

How do I vote if my shares are held in my name? Voting by telephone, over the Internet, or by mail: If you are a shareholder of record, you can vote by telephone, over the Internet, or by mail. The enclosed proxy card contains instructions for voting by telephone or over the Internet. You can also vote by mail by completing, signing, dating, and mailing the enclosed proxy card in the postage-paid return envelope provided. Please promptly vote by telephone, over the Internet, or by mailing your proxy card to ensure your representation and the presence of a quorum at the Annual Meeting.

Voting in person at the meeting: If you plan to attend the Annual Meeting, you can vote in person. To vote in person at the Annual Meeting, you will need to bring proper personal identification and evidence of your share ownership with you to the Annual Meeting.

How do I vote if my shares are held in “street name?” Voting by telephone, over the Internet, or by mail: If your shares are held in the name of your broker, bank, or other nominee, you have the right to direct your broker, bank, or other nominee on how to vote, and you should vote your shares using the method directed by your broker, bank, or other nominee. In addition to voting by mail, a large number of banks and brokerage firms are participating in online or telephonic voting programs. These programs provide eligible “street name” shareholders the opportunity to vote by telephone or over the Internet. Voting forms will provide instructions for shareholders whose banks or brokerage firms are participating in such programs.

Voting in person at the meeting: If your shares are held in the name of your broker, bank, or other nominee and if you plan to attend the Annual Meeting and to vote in person, you should contact your broker, bank, or other nominee to obtain a broker’s proxy and bring it, together with proper personal identification and your account statement or other evidence of your share ownership, with you to the Annual Meeting.

Can I revoke my proxy or change my vote? As long as your shares are registered in your name, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting. There are several ways you can do this:

—	By sending a written notice of revocation to our Corporate Secretary at Consolidated-Tomoka Land Co., P.O. Box 10809, Daytona Beach, Florida 32120-0809;

—	By duly signing and delivering a proxy card that bears a later date; or

—	By attending the Annual Meeting and voting in person by ballot.

If your shares are held in street name, you must contact your broker, bank or other nominee to revoke your proxy or change your vote. You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank, or other nominee.

What are my voting choices and what is the required vote? By giving us your proxy by telephone, over the Internet, or by signing, dating, and mailing the enclosed proxy card, you authorize our management to vote your shares at the Annual Meeting or at any adjournments or postponements thereof in the manner you indicate.

Proposal 1: Election of Directors. We have nominated seven directors for election for one-year terms at the Annual Meeting, and because we did not receive advance notice under our Bylaws of any shareholder nominees for director, the 2014 election of directors is an uncontested election. In accordance with our Bylaws, which provide for a majority voting standard in uncontested elections, in order to be elected, each director nominee must receive more “For” votes than “Against” votes. Abstentions and any broker non-votes will have no effect on the election of directors because only votes cast “For” or “Against” a nominee will be counted. For additional information regarding majority voting, see “Majority Voting for Directors” on page 15.

With respect to the proposal to elect seven nominees for director, you may:

—	Vote “For” the election of a nominee for director named in this proxy statement;

—	Vote “Against” the election of a nominee for director named in this proxy statement; or

—	“Abstain” from voting for one or more of the nominees named in this proxy statement.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm. Our Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2014. With respect to the proposal to ratify the appointment by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2014, you may:

—	Vote “For” ratification;

—	Vote “Against” ratification; or

—	“Abstain” from voting on the proposal.

This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Proposal 3: Approve an increase in the number of shares authorized for issuance under the Consolidated-Tomoka Land Co. Amended and Restated 2010 Equity Incentive Plan. The Board of Directors of the Company has approved, subject to approval by the Company’s shareholders, an increase in the number of shares in the Consolidated-Tomoka Land Co. Amended and Restated 2010 Equity Incentive Plan (the “Plan Proposal”), described herein. With respect to the Plan Proposal, you may:

—	Vote “For” approval;

—	Vote “Against” approval; or

—	“Abstain” from voting on the proposal.

This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

Proposal 4: Advisory Vote to Approve Executive Compensation. The Company is providing its shareholders with the opportunity to cast an advisory vote to approve the compensation of its named executive officers as disclosed pursuant to Item 402 of Regulation S-K, which includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables. The advisory vote to approve the executive compensation described in Proposal 4 is referred to as a “say-on-pay vote.” With respect to the advisory vote to approve executive compensation, you may:

—	Vote “For” approval;

—	Vote “Against” approval; or

—	“Abstain” from voting on the proposal.

This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal.

What are the Board’s voting recommendations and what happens if I return an unmarked proxy card? Unless indicated otherwise by your proxy card, if you return your properly executed proxy card with no votes marked, your shares will be voted as recommended by the Board. The Board’s recommendations are set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

—	FOR the election of all of the nominees for director named in this proxy statement;

—	FOR the ratification of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2014;

—	FOR the proposal to increase the number of shares authorized for issuance under the Company’s Amended and Restated 2010 Equity Incentive Plan; and

—	FOR the proposal to approve executive compensation.

With respect to other matters that may properly be brought before the Annual Meeting or any adjournments or postponements thereof, if you return a properly executed proxy card, your shares will be voted as determined at the discretion of the proxy holders named in the proxy card.

What effect do abstentions and broker non-votes have on the proposals? For each of the proposals, shares that abstain from voting are neither a vote cast in favor of nor a vote cast against the proposal, so they will have no effect on the outcome of the voting.

For all proposals, broker non-votes will be treated as shares represented at the meeting, but not voting, so broker non-votes will have no effect on the outcome of the voting.

Will my shares be voted if I do not return my proxy card? If you are the shareholder of record and you do not vote or provide a proxy, your shares will not be voted. Your shares may be voted if they are held in street name, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. We believe that the ratification of the appointment of an independent registered public accounting firm will be considered a “routine” matter for which brokerage firms may vote unvoted shares. No other matters to be voted on at the Annual Meeting are considered “routine” matters. As a result, if your shares are held in street name and you do not provide instructions as to how your shares are to be voted in the election of directors, the Plan Proposal, or the advisory vote to approve executive compensation, your broker or other nominee will not be able to vote your shares, and your shares will not be voted on any of those matters. Please provide instructions to your broker or nominee so that your votes may be counted on these important matters. We urge you to vote your shares by following the instructions provided on the enclosed proxy card and returning the proxy card to your bank, broker or other nominee to ensure that your shares will be voted on your behalf.

What does it mean if I receive more than one proxy card? If you receive more than one proxy card, it means you own shares in multiple accounts with brokers and/or our transfer agent. To ensure that all of your shares are voted, please vote using each proxy card you receive. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Registrar and Transfer Company, which may be reached by telephone at 1-800-368-5948 or over the Internet at info@rtco.com.

Whom should I call if I have questions or need additional copies of the proxy materials? If you have any questions, need assistance voting, or need additional copies of this proxy statement, please contact our transfer agent, Registrar and Transfer Company, which may be reached by telephone at 1-800-368-5948 or over the Internet at info@rtco.com.

Who pays for the solicitation of proxies? We will bear the cost of soliciting proxies, including the cost of preparation, assembly, printing, and mailing. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of our directors and officers without additional compensation. They will not be paid for soliciting proxies but may be reimbursed for out-of-pocket expenses related to the proxy solicitation. Proxies may be solicited in person, by telephone, by email, by mail, by facsimile, through press releases issued by us, or through postings on our website.

May I access this year’s proxy statement and annual report over the Internet? This proxy statement and a copy of our 2013 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, are available at http://ctlc.com/2014_proxy.html.

Where can I find the voting results of the Annual Meeting? We intend to disclose the voting results in a current report on Form 8-K within four business days of the Annual Meeting. If we first disclose preliminary voting results, the final voting results will be disclosed as an amendment to such Form 8-K within four business days after the final voting results are known. Both the Form 8-K and any amendment to such Form 8-K will be filed with the Securities and Exchange Commission (“SEC”) and made available on our website at www.ctlc.com.

PROPOSAL 1: ELECTION OF DIRECTORS

Prior to our 2011 Annual Meeting of Shareholders, our Articles of Incorporation classified the Board of Directors into three classes of approximately equal size, with each class serving three-year terms of office ending in different years. At the 2011 Annual Meeting of Shareholders, our shareholders approved an amendment to our Articles of Incorporation that provided for the phased-in declassification of the Board of Directors and the annual election of our directors commencing with the class of directors standing for election at the 2012 Annual Meeting of Shareholders. The terms of all of our directors will expire at the 2014 Annual Meeting, and all directors will be elected on an annual basis thereafter. Based upon the recommendation of the Governance Committee, Messrs. Albright, Allen, Fuqua, Olivari, Serkin, Skinner, and Warlow have each been nominated by the Board for a new one-year term expiring at the 2015 Annual Meeting of Shareholders.

On January 8, 2014, Mr. William H. Davison notified the Company of his intention not to stand for re-election to the Board. Mr. Davison’s current term will expire at the 2014 Annual Meeting, and our Board will be reduced to seven members effective at that time.

All properly executed and returned proxies on the enclosed proxy card will be voted for the election of the persons named below who have been recommended to the Board of Directors by the Governance Committee as nominees for director, unless otherwise specified in the proxy card.

All nominees for election as directors are currently directors and were re-nominated by the Board of Directors.

Each nominee has consented in writing to being named in this proxy statement and indicated his willingness to serve if elected. If any nominee should be unable to serve, which is not anticipated, the proxy will be voted for such other persons as shall be determined by the persons named in the proxy in accordance with their judgment.

The 2014 election of directors is an uncontested election, so the election of Messrs. Albright, Allen, Fuqua, Olivari, Serkin, Skinner, and Warlow will require that each director nominee receive a majority of the shares voted with respect to that nominee, or more votes “For” than “Against” the nominee. Abstentions and any broker non-votes will have no effect on the election of directors because only votes cast “For” or “Against” a nominee will be counted.

Our Board of Directors recommends a vote “For” the election of Messrs. John P. Albright, John J. Allen, Jeffry B. Fuqua, William L. Olivari, Howard C. Serkin, A. Chester Skinner, III, and Thomas P. Warlow, III, as directors. To vote for these nominees, please vote by telephone or over the Internet, as described in the enclosed proxy card, or complete, date, and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Biographical information regarding the director nominees standing for election, including business experience for at least the past five years, their age, the year they began serving as our director, and other public companies for which they have served on the board of directors in the past five years is provided below. In addition, the experience, qualifications, attributes, and skills considered by our Governance Committee and our Board in determining to nominate the director nominees are provided below.

NOMINEES STANDING FOR ELECTION
JOHN P. ALBRIGHT Age: 48 Director Since: 2012

President and Chief Executive Officer of the Company since August 2011. Mr. Albright was previously the Co-Head and Managing Director of Archon Capital, a Goldman Sachs Company located in Irving, Texas. Prior to that, he was the Executive Director, Merchant Banking-Investment Management for Morgan Stanley. Prior to Morgan Stanley, Mr. Albright was Managing Director and Officer of Crescent Real Estate Equities, a publicly traded REIT based in Fort Worth, Texas. His experience involves various aspects of investment, lending, and development of commercial properties, as well as real estate investment banking.

Mr. Albright is a graduate of Southern Methodist University with a B.A. in Business Administration.

JOHN J. ALLEN Age: 61 Director Since: 2009

President of Allen Land Group Inc. and Mitigation Solutions, Inc. since 1995. Both companies are Florida-based and involved in commercial real estate, development, and investment.

Mr. Allen is a graduate of Cornell University with a B.S. in Agricultural Economics. He serves as a Board member of the University of North Florida Foundation, Inc. and as a Trustee of the Museum of Contemporary Art Jacksonville, Florida. He is also on the Board of Directors for the Edward Waters College Foundation, Inc. and The Tiger Academy charter school. Prior to beginning his career in the commercial real estate field, he worked in commercial lending and national corporate banking. Mr. Allen is Chairman of our Compensation Committee and a member of our Audit Committee.

JEFFRY B. FUQUA Age: 68 Director Since: 2009

Chairman of the Board of the Company since April 2011. President of Amick Holding, Inc. and its wholly owned subsidiary Amick Construction, Inc., a highway, heavy construction, and land development company, since 1975.

Mr. Fuqua is a graduate of the University of Miami with a B.A. in philosophy and a minor in mathematics. He also received an M.S. and a Ph.D. in mathematics from the University of Miami. He is a past member of the Governing Board and past Chairman of the Greater Orlando Aviation Authority. Mr. Fuqua has extensive business and political contacts throughout the State of Florida. He is a member of the Board and former Vice Chairman of the Board of Directors of Old Florida Bancshares Inc. and Old Florida National Bank (formerly Liberty Bancorporation and Orlando National Bank). Mr. Fuqua has considerable expertise in land development and heavy construction. Mr. Fuqua serves as a member of our Audit Committee.

WILLIAM L. OLIVARI Age: 69 Director Since: 2008

Certified Public Accountant; formerly a Partner with Olivari & Associates PA, from June 1984 until February 5, 2013, and now a Consultant with the firm. He is Chairman of the Board of the Commercial Bank of Volusia County, Inc., past Chairman of East Coast Community Bank, Inc., past Chairman of the Board of Directors of Daytona State College Foundation, past Chairman and current board member of Halifax Community Health Foundation, Inc., and past Chairman of the Audit and Finance Committee of Halifax Community Health System, Inc.

Mr. Olivari graduated from Hofstra University with a B.B.A. in accounting. Much of his accounting practice was devoted to the representation of real estate developers and building contractors. Besides his accounting practice, he has served as an expert witness in court proceedings on bond validations, business valuations, lost income, and business interruption. Mr. Olivari is the Chairman of our Audit Committee

HOWARD C. SERKIN Age: 68 Director Since: 2011

Chairman of Heritage Capital Group, Inc., an investment banking firm, since 1996.

Mr. Serkin graduated from Georgia Tech. He also earned his M.S. in engineering and received his M.B.A. in finance from Harvard Business School. Mr. Serkin brings extensive finance and industry experience to the Board. He has served as Chairman of Heritage Capital Group, Inc., a regional investment banking firm, since 1996, and as a principal with Business Valuation, Inc., which provides financial consulting and valuation services, since 1994. He has worked as an investment banker for twenty years. Prior to that he served in various senior management positions with The Charter Company, an NYSE-listed conglomerate with revenues in excess of $5 billion and operations in insurance, energy and communications. Mr. Serkin also served as an Executive Vice President of Koger Properties, a NYSE-listed developer, owner, and manager of over 13 million square feet of suburban office buildings and parks located throughout the southeast. He has also assisted in the reorganization and successful emergence from bankruptcy of three different companies. Mr. Serkin is a member of our Governance and Audit Committees.

A. CHESTER SKINNER, III Age: 61 Director Since: 2010

Vice Chairman of the Board of the Company since October 2013. President of Skinner Bros. Realty Co., a Jacksonville, Florida-based real estate development firm since 1999. Mr. Skinner is a registered Florida real estate broker, licensed Florida general contractor (currently inactive), a certified commercial investment member of the National Association of Realtors, a member of the International Council of Shopping Centers, and past State and North Florida Chapter President of the National Association of Industrial and Office Parks.

Mr. Skinner is a graduate of the Georgia Institute of Technology with a B.S. in Industrial Management. He also attended the University of Florida, taking graduate courses in real estate and finance. Mr. Skinner has extensive experience in real estate development, investment, management, sales and leasing, and permitting and land entitlements. He has also had experience in land acquisitions, planning, design, and construction of business parks, office buildings, and office/warehouse projects. Mr. Skinner is Chairman of our Governance Committee and a member of the Compensation Committee.

THOMAS P. WARLOW, III Age: 70 Director Since: 2010

President and Chairman of The Martin Andersen-Gracia Andersen Foundation, Inc., a charitable organization that provides grants for the purpose of public benefit in Central Florida, since 1998, and Chairman of Georgetown Enterprises, Inc., a Florida registered general contractor involved with development and construction in the Florida market since 1976.

Mr. Warlow is a graduate of Vanderbilt University with a B.E. in Civil Engineering. He is the former Chairman of the Orange County Road Advisory Board and the Orange County Underground Utility and Licensing Board. He has over forty-five years of experience in the general contracting and heavy construction business, including land development, engineering, planning, and construction. Mr. Warlow is a member of our Compensation and Governance Committees.

There are no family relationships among our directors or executive officers.

DIRECTOR COMPENSATION FOR 2013

The following table shows the annual compensation paid to non-employee directors in 2013:

2013 DIRECTOR COMPENSATION
NAME	Fees Earned or Paid in Cash	All other Compensation(1)	Total ($)
John J. Allen	$41,750	$0	$41,750
William H. Davison	$29,500	$0	$29,500
Jeffry B. Fuqua	$85,250	$0	$85,250
William L. Olivari	$42,500	$0	$42,500
Howard C. Serkin	$38,000	$0	$38,000
Linda Loomis Shelley	$10,000	$0	$10,000
A. Chester Skinner, III	$35,000	$0	$35,000
Thomas P. Warlow, III	$35,500	$0	$35,500
Total 2013 Director Compensation	$317,500	$0	$317,500

(1)

We pay or reimburse Directors for reasonable expenses, such as mileage, incurred in attending Board or Committee Meetings. We did not provide any perquisites to our Directors above the reporting threshold.

Cash Compensation

Each non-employee director is paid an annual retainer of $15,000, which was increased to $25,000 effective July 1, 2013, payable quarterly, in compensation for service as a director, plus $1,500 for each board meeting attended. In addition, Mr. Fuqua, as Chairman of the Board, received an annual fee of $50,000, payable quarterly. Members of the Board’s Compensation Committee and Governance Committee also received $1,000 for each committee meeting attended, and Audit Committee members received $1,500 for each committee meeting attended, which was increased to $2,000 per meeting attended, effective July 1, 2013. The Chairmen of the Compensation and Governance Committees and the Chairman of the Audit Committee received $2,000 and $4,000, respectively, for each committee meeting attended. For meetings via conference call, each director or committee member received $500 and the Chairman received $750. As an employee of the Company, Mr. Albright, our President and Chief Executive Officer, did not receive any compensation for serving as a Director and is not a member of any committee of the Board.

Director Deferred Compensation Plan

Under the Consolidated-Tomoka Land Co. Deferred Compensation Plan for Directors (the “Director Deferred Compensation Plan”), directors were eligible to defer receipt of all or a portion of their fees earned for service on the Board of Directors and its committees. Deferred compensation accrues interest annually. In 2011, the Director Deferred Compensation Plan was frozen, effective January 1, 2012, to allow no new participants or deferrals into the Director Deferred Compensation Plan. For the year 2013, an interest rate of 3% was applied to account balances. Participants generally receive their funds in substantially equal annual installments over a 10-year period or in an alternate form of payment selected at the time of participation, commencing after the director ceased to be a director.

On July 24, 2013, the Company’s Board of Directors terminated the Director Deferred Compensation Plan, effective August 1, 2013. Accordingly, the Company made the normal required distributions prior to March 1, 2014 with the balance of the accounts to be liquidated after August 1, 2014. The final payments are expected to be made prior to December 31, 2014.

CORPORATE GOVERNANCE AND COMMITTEES OF THE BOARD OF DIRECTORS

Corporate Governance Principles

Our Board is committed to responsible and effective corporate governance and regularly monitors developments in the area of corporate governance. Our Corporate Governance Principles compile governance policies and procedures described in our governing documents, various charters, and policies, and memorialize other policies and principles that we follow. The Corporate Governance Principles discuss Board responsibilities, organization, composition, and qualifications, address director compensation, and set forth guidance regarding the evaluation of our CEO and succession planning, among other matters. The Governance Committee is responsible for reviewing the Corporate Governance Principles annually. A copy of our Corporate Governance Principles is available in the Investor Relations section of our website (www.ctlc.com) and may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Independent Directors

The listing standards of the NYSE MKT require that we have a Board of Directors with at least a majority of independent directors. Our Board of Directors annually determines the independence of our directors based on these listing standards. No director is considered independent unless our Board has affirmatively determined that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director. Generally, a director is not considered independent if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with us, our external or internal auditors, or other companies that do business with us.

Our Board has determined that the following directors, who constituted a majority of the members of our Board of Directors, were independent as of December 31, 2013, pursuant to Section 803 of the NYSE MKT Company Guide:

— John J. Allen — William H. Davison — Jeffry B. Fuqua — Howard C. Serkin	— William L. Olivari — A. Chester Skinner, III — Thomas P. Warlow, III

In determining Mr. Davison’s independence, our Board of Directors evaluated the relationship between Mr. Davison and SunTrust Bank, with whom we had a business relationship. Our Board considered that Mr. Davison retired as chairman, president and chief executive officer of SunTrust Bank, East Central Florida in 2007. Our Board also considered that Mr. Davison’s sole ongoing relationship with SunTrust is his service on a local SunTrust Advisory Board, which has no role in the affairs or operations of SunTrust Bank or policy-making function. The SunTrust Advisory Board serves as a convenient forum for the exchange of ideas about local and industry economic trends with other local business and professional leaders. After considering these matters, the Board determined that Mr. Davison did not have a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.

In determining Mr. Olivari’s independence, our Board of Directors evaluated the relationship between Mr. Olivari and Halifax Community Health System, Inc. (the “Hospital”), which purchased land from us in 2003. Mr. Olivari was chairman of the Halifax Community Health Foundation Board (the “Foundation”) until January 2010 (and continues as a member of its board) and of its Audit and Finance Committee (the “Finance Committee”) of the Hospital until October 31, 2009. The Foundation is a charitable organization that raises funds to support the Hospital, and the Finance Committee is an advisory board of local professionals that reviews the Hospital’s financials. The Foundation and the Finance Committee do not set Hospital policy and do not exercise any control over the day-to-day operations of the Hospital or its board, whose members are appointed by the Governor of Florida. In addition, Mr. Olivari was appointed to the Foundation board in July 2006 and to the Finance Committee in May 2006, more than two years after the Hospital’s construction obligations and our repurchase rights were memorialized in deed covenants, so he was not involved in the transaction on the Hospital’s behalf, nor could he participate in or review such transactions. Mr. Olivari has also agreed to and has recused himself from the consideration of or voting upon any actions concerning the Hospital. After considering these matters, the Board determined that Mr. Olivari did not have a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.

Our independent directors hold an executive session following each Board of Directors meeting, separate from management and non-independent directors.

Director Attendance at Meetings

During 2013, our Board of Directors held four regularly scheduled meetings, one conference call, one workshop, and acted once by unanimous written consent. All members of the Board of Directors attended more than 75% of all of the meetings of the Board and all committees on which they served during 2013.

Our policy is to encourage members of the Board of Directors to attend the Annual Meeting of Shareholders. All directors attended the 2013 Annual Meeting of Shareholders, except William L. Olivari, who was out of the country.

Audit Committee

The Audit Committee, which held four meetings in 2013, assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent auditor, our systems of internal controls over financial reporting established by management and the Board, and our auditing, accounting and financial reporting processes generally. Grant Thornton LLP, our independent auditor for our fiscal year ended December 31, 2013, reported directly to the Audit Committee.

The Audit Committee acts under a written charter adopted by the Board of Directors. The current charter of the Audit Committee is available in the Investor Relations section of our website (www.ctlc.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Mr. Olivari has been the Chairman of the Audit Committee since October 20, 2011, and Messrs. Allen, Fuqua, and Serkin are members of the Audit Committee. The Board of Directors has determined that all members of the Audit Committee are independent under the listing standards of the NYSE MKT and Rule 10A-3 promulgated under the Securities Exchange Act of 1934. All Audit Committee members possess the level of financial literacy required by the listing standards of the NYSE MKT. Mr. Olivari, as Chairman of the Audit Committee, meets the current standard of requisite financial management expertise as required by the NYSE MKT and is an “audit committee financial expert” as defined by rules adopted by the SEC.

The Audit Committee has adopted Policies and Procedures for Complaints and Concerns Regarding Accounting, Internal Accounting Controls, and Auditing Matters to enable confidential and anonymous reporting to the Audit Committee. Any person who has a concern or complaint regarding such matters may notify the Audit Committee by sending an e-mail to wlo@cfl.rr.com or by submitting the complaint by certified return receipt letter to William L. Olivari, Audit Committee Chairman, 8 Creekview Way, Ormond Beach, FL 32174.

Compensation Committee

The Compensation Committee, which held three regular meetings, one conference call, and acted twice by unanimous consent in 2013, assists the Board of Directors in discharging its responsibilities relating to the compensation of our chief executive officer and other officers and key employees, reviews and discusses with management our “Compensation Discussion and Analysis” set forth below, and administers the Company’s Amended and Restated 2010 Equity Incentive Plan and the Annual Cash Bonus Plan. The Compensation Committee may form, and delegate its authority to, subcommittees when appropriate.

The Compensation Committee has primary responsibility for determining our compensation philosophy and recommending to the Board of Directors the approval of compensation for the named executive officers. The full Board of Directors (other than Mr. Albright) aids the Compensation Committee by providing annual recommendations regarding the performance of Mr. Albright, our President and Chief Executive Officer. Mr. Albright provides annual recommendations regarding the compensation of the other named executive officer and all other officers and managers.

In addition, the Compensation Committee has the sole authority to hire, and to dismiss, a compensation consultant.

The Compensation Committee acts under a written charter adopted by the Board of Directors. The current charter of the Compensation Committee is available in the Investor Relations section of our website (www.ctlc.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Mr. Allen is the Chairman of the Compensation Committee, and Messrs. Skinner and Warlow are members of the Compensation Committee. The Board of Directors has determined that all members of the Compensation Committee are independent under the listing standards of the NYSE MKT.

Governance Committee

The Governance Committee, which held one regular meeting and two conference calls during 2013, was formed to perform the functions of a nominating committee and recommends to the Board individuals who are qualified to become members of the Board. The Governance Committee uses criteria developed by the Committee and approved by the Board to recommend nominees for the annual meeting of the shareholders.

The Governance Committee operates under a formal charter that governs its duties and standards of performance. The current charter of the Governance Committee is available in the Investor Relations section of our website (www.ctlc.com). A copy of this charter may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Mr. Skinner is the Chairman of the Governance Committee, and Messrs. Davison, Serkin, and Warlow are members of the Governance Committee. The Board of Directors has determined that all members of the Governance Committee are independent under the listing standards of the NYSE MKT.

Consideration of Director Nominees

The Governance Committee will consider recommendations from shareholders for nominations for candidates for membership on the Board of Directors. To recommend a candidate to the Governance Committee, shareholders should submit recommendations in writing to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809. A nominating recommendation must be accompanied by the following information concerning each recommending shareholder: (a) the name and address, including telephone number, of the recommending shareholder; (b) the number of our shares owned by the recommending shareholder and the time period for which such shares have been held; (c) if the recommending shareholder is not a shareholder of record, a statement from the record holder of the shares verifying the holdings of the shareholder and a statement from the recommending shareholder of the length of time that the shares have been held (alternatively, the shareholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC reflecting the holdings of the shareholder, together with a statement of the length of time that the shares have been held); and (d) a statement from the shareholder as to whether the shareholder has a good faith intention to continue to hold the reported shares through the date of our next annual meeting of shareholders.

In addition, a nominating recommendation must be accompanied by the following information concerning the proposed nominee: (a) the name, business address, and residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the class or series and number of shares of our capital stock, if any, which are owned beneficially and of record by the proposed nominee; and (d) any other information regarding the proposed nominee that would be required to be included in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, had the proposed nominee been nominated by the Board of Directors. The nominating recommendation must also describe all relationships between the proposed nominee, his immediate family, and the recommending shareholder, including management of any corporate shareholder, and any agreements or understandings between the recommending shareholder and the nominee regarding the nomination. The recommending shareholder must furnish a statement supporting its view that the proposed nominee possesses the minimum qualifications prescribed by the Committee for nominees, and briefly describing the contributions that the nominee would be expected to make to the Board and to our governance. The statement should include whether, in the view of the shareholder, the nominee, if elected, would represent all shareholders and not serve for the purpose of advancing or favoring any particular shareholder or other constituency of the Company. The nominating recommendation must be accompanied by the consent of the proposed nominee to be interviewed by the Governance Committee (and the recommending shareholder must furnish the proposed nominee’s contact information for this purpose), and, if nominated and elected, to serve as a director. If a recommendation is submitted by a group of two or more shareholders, the information regarding recommending shareholders must be submitted with respect to each shareholder in the group. Director candidates recommended by shareholders in accordance with these procedures will be evaluated and considered by the Governance Committee in the same manner as it evaluates other proposed nominees.

In addition to recommending nominees for consideration to the Governance Committee, shareholders may also directly propose nominees for consideration at an annual meeting of our shareholders. The requirements and procedures to be followed by shareholders wishing to directly nominate a director at our annual meeting of shareholders are discussed under “Shareholder Proposals” on page 39 of this proxy statement.

The Governance Committee has established specific, minimum qualifications that must be met by a Committee-recommended nominee. Under these criteria, a majority of the Board should be independent under the listing standards of the NYSE MKT. In addition, a nominee should demonstrate high ethical standards and integrity and be accountable for boardroom decisions (no individual will be nominated to be a director of the Company where the Governance Committee has determined that the individual has demonstrated a lack of ethical standards, as evidenced by a material violation of applicable law, regulations, stock exchange listing standards or the Company’s Code of Business Conduct and Ethics); should have the ability to provide thoughtful counsel on a broad range of issues; should be financially literate; should be willing to listen and be open to the consideration of other opinions, as well as have the ability to effectively communicate his or her own ideas; should be committed to our achievement of exceptional performance standards to benefit our customers, shareholders, employees, and communities; and should have the ability to commit sufficient time and attention to our activities.

Prior to identifying and evaluating nominees for director, the Governance Committee assesses the size and membership of the Board and determines whether any vacancies are to be expected. In the event of any vacancies, the Committee considers potential candidates for director, which may come to the Committee’s attention through current Board members, shareholders, professional search firms, or other persons. In addition to the specific minimum qualifications described above, the Committee seeks to ensure that the Board as a whole will possess the following specific qualities or skills: expertise in management or oversight of financial accounting and control; a record of making sound business decisions; cognizance of current general management trends and “best practices;” relevant knowledge specific to the industries in which we operate; ability and willingness to motivate and require high-performance by management; capability of questioning, approving, and monitoring our strategic plans, and providing insight and directional focus; a knowledge of the geographic area in which we operate and local and state business, political, and governmental contacts which would be beneficial to us; and experience on the boards of other public companies. The Committee meets to review and report to the Board on possible candidates for membership and annually recommends a slate of nominees to the Board with respect to nominations for the Board at the Annual Meeting of Shareholders.

The Committee believes that its criteria and desired qualities and skills lead to nominees with a broad diversity of experience, skills, and backgrounds. The Committee does not assign specific weights to its criteria and no specific quality or skill is applicable to all prospective nominees. The Committee has no policy regarding diversity but does not discriminate against nominees on any basis proscribed by law.

Majority Voting for Directors

Our Bylaws provide that the voting standard for the election of our directors in uncontested elections is a majority voting standard. In contested director elections, the plurality standard will apply, which means the nominees receiving the greatest numbers of votes will be elected to serve as directors. An uncontested election for directors is an election where the number of properly nominated directors does not exceed the number of director positions to be filled. Under a majority voting standard, a director nominee will be elected if the number of shares voted “For” a director nominee exceeds the number of votes cast “Against” that director nominee.

If an incumbent director nominee does not receive a greater number of “For” votes than “Against” votes, he or she must promptly tender his or her resignation to the Board following certification of the vote, which resignation will be effective upon acceptance by the Board.

The Governance Committee will consider the resignation offer and recommend to our Board the action to be taken. The Governance Committee and the Board are entitled to consider any factors they deem relevant in deciding whether to accept a director’s resignation. Our Board shall take action within 90 days following certification of the vote, unless such action would cause us to fail to comply with any applicable stock exchange listing requirement or any rule or regulation promulgated under the Securities Exchange Act of 1934, as amended, in which event our Board shall take action as promptly as practicable while continuing to meet such requirement, rule, or regulation. Our Board also will promptly publicly disclose its decision and the reasons therefore. If our Board does not accept the resignation, the nominee will continue to serve until the next annual meeting for the year in which his or her term expires and until his or her successor shall be duly elected and qualified, or until his or her prior resignation, death, or removal. If our Board accepts the resignation, then our Board, in its sole discretion, may fill any resulting vacancy.

The election of directors at the Annual Meeting is an uncontested election and therefore the majority voting standard applies.

Codes of Ethics

We have adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers, violations of which may be reported to the Audit Committee. We will provide a copy of our Code of

Ethics for Principal Executive Officers and Senior Financial Officers to any person upon request and without charge. Any such request should be made in writing to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

We have also adopted a Code of Business Conduct and Ethics that includes provisions ranging from legal compliance to conflicts of interest. All employees and directors are subject to this code. A copy of our Code of Business Conduct and Ethics is available in the Investor Relations section of our website (www.ctlc.com) and may also be obtained free of charge upon written request to our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Any amendment to, or waiver from, our Code of Ethics for Principal Executive Officers and Senior Financial Officers or our Code of Business Conduct and Ethics that is required to be disclosed to shareholders will be posted on our website within four business days following such amendment or waiver.

Communication with the Board of Directors

Shareholders and other individuals may communicate with the Board of Directors by writing to the Board of Directors, c/o Corporate Secretary, Post Office Box 10809, Daytona Beach, Florida 32120-0809.

Policies and Procedures for Approval of Related Party Transactions

The Board of Directors has adopted a written Related Party Transactions Policy and Procedures establishing guidelines with respect to the review, approval, and ratification of Related Party Transactions. The policy applies to any transaction in which we are a participant, any related party has a direct or indirect interest and the amount involved exceeds $120,000. The Audit Committee will review the material facts of all related party transactions that require approval and either approve or disapprove of our entry into the transaction. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Board Leadership Structure

We have adopted, as part of the charter of the Governance Committee, a policy that the Chairman of the Board be an independent director. The Chairman is appointed by the non-management directors annually. Mr. Fuqua, an independent director, serves as the Chairman of the Board.

On October 23, 2013, the Board appointed Mr. Skinner, who is also an independent director, to serve as the Vice Chairman of the Company and to act in the absence of the Chairman.

Board Role in Risk Oversight

The Board has an active role in overseeing risk management. The Board regularly reviews information regarding our financial position, results of operations, liquidity, and cash flows, as well as the risks associated with each and generally with our businesses and business strategy. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. The Audit Committee inquires of management and our independent auditor about significant risks or exposures and assesses the steps management has taken to address or minimize such risks. While these committees are responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is informed through committee reports about such risks.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table contains information as of February 28, 2014, unless otherwise noted, on the beneficial ownership of the shares of our common stock by:

—	our directors;

—	our Chief Executive Officer and our Chief Financial Officer (our “named executive officers”);

—	the directors and executive officers as a group; and

—	beneficial owners of more than 5% of the outstanding shares of our common stock.

NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED(1)
NAME	Restricted Stock		Options Exercisable Within 60 Days(2)	Other Shares Beneficially Owned		Percent of Class(3)
John P. Albright	80,000	(4)	16,500	47,900	(6)	2.5%
John J. Allen	-		-	4,800	(7)	*
William H. Davison	-		-	1,000	(8)	*
Jeffry B. Fuqua	-		-	7,000		*
William L. Olivari	-		-	2,000	(9)	*
Mark E. Patten	14,500	(5)	3,300	5,100		*
Howard C. Serkin	-		-	1,000		*
A. Chester Skinner, III	-		-	4,000	(10)	*
Thomas P. Warlow, III	-		-	2,200	(11)	*
Directors and executives officers as a group (9 persons)	94,500		19,800	75,000	(12)	3.3%
5% Stockholders	-		-
BlackRock, Inc.(13)	-		-	387,513		6.6%
Third Avenue Management LLC(14)	-		-	541,406		9.23%
Wintergreen Advisers, LLC(15)	-		-	1,543,075		26.3%

*	Less than 1% individually
(1)

Based on information furnished by the individuals named in the table, includes shares for which the named person has sole voting or investment power or shared voting or investment power. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she has no beneficial economic interest. Except as stated in the notes below, the persons indicated possessed sole and voting and investment power with respect to all shares set forth opposite their names.

(2)

Represents shares that may be acquired through stock options exercisable through April 29, 2014, representing a portion of Mr. Albright’s total award of 50,000 shares of which 16,500 shares have been exercised, and Mr. Patten’s total award of 10,000 shares.

(3)

Based on 5,681,259 shares of common stock issued and outstanding as of February 28, 2014. Includes all options owned by the named individual and exercisable within 60 days and are assumed to be exercised. The total number of shares outstanding used in calculating this percentage also assumes that none of the options owned by other named individuals are exercised.

(4)	Represents remaining shares of restricted stock awarded to Mr. Albright as an inducement grant. Mr. Albright has the right to direct the voting of these shares of restricted stock.
(5)	Represents remaining shares of restricted stock awarded to Mr. Patten as part of his employment agreement. Mr. Patten has the right to direct the voting of these shares of restricted stock

(6)	Includes 41,600 shares, which Mr. Albright shares voting and investment power with his spouse.
(7)	Includes 4,100 shares, which Mr. Patten shares voting and investment power with his spouse.
(8)	Includes 800 shares, which Mr. Davison shares voting and investment power with his spouse.
(9)	Includes 1,800 shares, which Mr. Olivari shares voting and investment power with his spouse.
(10)	Includes 2,000 shares, which Mr. Skinner shares voting and investment power and 2,000 shares held by his spouse, who has sole voting power.
(11)	Includes 600 shares, which Mr. Warlow shares voting and investment power with his spouse.
(12)	Includes 50,900 shares, which directors and executive officers share voting and investment power with others.
(13)

The amount shown and the following information is derived from a Schedule 13G filed by BlackRock, Inc. (“BlackRock”), reporting beneficial ownership as of December 31, 2013. According to the Schedule 13G BlackRock has sole voting and sole dispositive power over 387,513 shares. The business address for BlackRock is 40 East 52nd Street New York, NY 10022.

(14)

The amount shown and the following information is derived from a Schedule 13G filed by Third Avenue Management LLC (“TAM”), reporting beneficial ownership as of December 31, 2013. According to the Schedule 13G TAM has sole voting power and sole dispositive power over 541,406 shares. AIC Corporate Fund has the right to receive dividends from, and the proceeds from the sale of, 12,875 of the shares reported by TAM; Third Avenue Real Estate Value Fund has the right to receive dividends from, and the proceeds from the sale of, 500,500 of the shares reported by TAM; Third Avenue Real Estate Value Fund UCITS has the right to receive dividends from, and the proceeds from the sale of, 2,031 of the shares reported by TAM; and various separately managed accounts for whom TAM acts as investment advisor have the right to receive dividends from, and the proceeds of the sale of, 26,000 of the shares reported by TAM. The business address for TAM is 622 Third Avenue, 32nd Floor New York, NY 10017.

(15)

The amount shown and the following information is derived from a Schedule 13G filed by Wintergreen Advisers, LLC (“Wintergreen”), reporting beneficial ownership as of December 31, 2013. According to the Schedule 13G, Wintergreen Fund, Inc. (“Fund”) beneficially owns 1,232,334 shares. Wintergreen, as sole investment manager of Fund, Fund may be deemed to beneficially own the 1,543,075 shares beneficially owned by Fund and Wintergreen has shared voting and dispositive power with respect to these 1,543,075 shares. The business address for Wintergreen and Fund is 333 Route 46 West, Suite 204 Mountain Lakes, NJ 07046.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section provides an overview and analysis of the material elements of our compensation program and policies during the 2013 fiscal year for the following individuals, referred to throughout this proxy as our “named executive officers.”

—	John P. Albright, our President and Chief Executive Officer; and

—	Mark E. Patten, our Senior Vice President and Chief Financial Officer,

Following this section is a series of tables containing specific information pertaining to the compensation earned in 2013 by the named executive officers. The discussion below is intended to put the information contained in the tables into context with our overall compensation program.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to attract and retain executive officers by aligning their interests with those of our shareholders. This program has been structured to motivate executive officers to achieve performance goals established by the Board and to create long-term allegiance to the Company. The executive compensation program rewards executive officers for achievement of annual and long-term goals, based on their individual performance and their contribution to overall Company performance.

Our executive compensation philosophy is intended to balance annual performance incentives through salary and bonuses with rewards for long-term performance through an equity incentive plan, which is currently intended to be focused on grants of stock option awards and may include performance-based restricted stock. We endeavor to provide an executive compensation program that:

—	will reward and encourage enhanced long-term shareholder value;

—	is competitive;

—	will stimulate actions that contribute to improvement in our operating and financial results;

—	will attract well-qualified executives, who have the ability and desire to implement our strategy for achieving annual and long-term performance goals;

—	will motivate executives to achieve Company and individual performance goals set by us; and

—	will create long-term allegiance to the Company.

Role of the Compensation Committee and Executive Officers in Compensation Decisions

The Compensation Committee has primary responsibility for determining our compensation philosophy and recommending to the Board of Directors the approval of compensation for the President and Chief Executive Officer, with the compensation of the other named executive officer. While the Compensation Committee reviews the total compensation paid to each of the named executive officers, it considers each element of our executive compensation program to be distinct. We have not adopted any formal or informal policy for allocating executive compensation between annual and long-term or between cash and non-cash. The Compensation Committee makes these allocation decisions each year based on recent performance, goals, and objectives.

The full Board of Directors (other than Mr. Albright) aids the Compensation Committee by providing annual evaluations regarding the performance of Mr. Albright, our President and Chief Executive Officer, and Mr. Patten, our Senior Vice President and Chief Financial Officer. Mr. Albright also provides an annual evaluation to the Compensation Committee regarding the performance of Mr. Patten and a recommendation on compensation for Mr. Patten and all other officers and managers.

The Compensation Committee may from time-to-time, in its sole discretion, retain or seek advice from compensation consultants, independent counsel, and other advisors, and is directly responsible for the compensation and oversight of such advisors. The Compensation Committee has engaged independent consultants in the past to review our compensation practices and plans. The Compensation Committee has used such reviews to evaluate and establish executive compensation. No independent compensation consultant or other advisor was engaged by the Compensation Committee during 2013.

Competitive Considerations

While we do not benchmark compensation against any particular peer group, we endeavor to establish base salaries that are competitive with similar positions in our geographic location and comparable to other companies whose business operations and relative size are similar to ours. In 2009, Towers Perrin identified seven companies as potential peers, but in 2011, the Company identified a new peer group that reflected a better mix of companies related to its business operations. In 2013, the Company analyzed publicly available information related to various financial factors, including market capitalization, total assets, and executive compensation, and subsequently, modified its peer group. The changes to the Company’s peer group in 2013 consisted of the elimination of three companies that no longer were similar to our business structure, business strategy, or industry. The Company believes that the following companies constitute a more closely aligned peer group. These companies are:

—	Agree Realty Corp.
—	Forestar Group, Inc.
—	Grammercy Property Trust Inc.
—	The St. Joe Company
—	Tejon Ranch Co.

The following three companies, which have been eliminated, are included in the peer group performance chart found in our Annual Report on Form 10-K for the fiscal year-ended December 31, 2013:

—	Alico, Inc.
—	AV Homes, Inc.
—	Stratus Properties Inc.

Executive Compensation Elements

Employment Agreements. On June 30, 2011, we entered into an employment agreement with John P. Albright to serve as our President and Chief Executive Officer, effective August 1, 2011. On April 16, 2012, we entered into an employment agreement with Mark E. Patten to serve as our Senior Vice President and Chief Financial Officer. We do not have employment agreements with any other officers or employees.

Base Salary. The base salaries of the named executive officers were set at the time of their employment and thereafter have been set annually in January following a review of their performance of the normal responsibilities associated with the named executive’s job description during the previous year. Historically, the Compensation Committee has evaluated individual performance of named executive officers based on the Company’s earnings per share (“EPS”) in the prior year, the accomplishment of performance goals approved by the Board each January, and the individual’s contribution to our overall corporate performance. In evaluating individual performance, the Compensation Committee also considers any additional duties or responsibilities assumed by the individual during the prior year, individual contribution to any new strategies developed and adopted by the Company, the individual’s contribution to our public image, the individual’s leadership and motivation skills, and any significant actions by the individual that have had an effect on long-term shareholder value. The Compensation Committee analyzed the total mix of available information on a qualitative, not quantitative, basis in determining base salary.

Mr. Albright’s annual base salary for fiscal year 2013 of $450,000 was effective July 1, 2013, and was determined based on his significant achievements in 2011 and 2012. He did not receive a salary increase in 2012. Although his employment agreement includes the use of a Company vehicle, participation in the Deferred Compensation Plan for Officers and Key Employees, and the Pension Plan, he has declined these benefits. The Company, under the leadership of Mr. Albright, achieved record performance in many areas in 2013, while taking strategic actions to improve profitability and improve investment portfolio positioning, share price, and accomplishment of the performance goals described on page 22. The Compensation Committee determined that Mr. Albright’s performance exceeded expectations and the performance goals established for 2013.

In January 2014, the Board, upon the recommendation of the Compensation Committee, approved a 5% increase in Mr. Albright’s annual base salary from $450,000 to $472,500. This increase was based on his meeting and exceeding the performance goals set for 2013 related to the following: (1) increasing earnings per share; (2) increasing book value; (3) maintaining leverage at or below established guidelines; (4) executing a lease with an anchor tenant prior to beginning development of Williamson Business Park; (5) meeting targets for the sale of non-core income properties and for contracts in negotiation; (6) exceeding targets for net lease investments; (7) pursuing alternative investment strategies, such as first mortgage loans; and (8) successfully resolving an ongoing dispute with St. John’s River Water Management District.

Mr. Patten, whose employment commenced on April 16, 2012, had an annual base salary for fiscal year 2013 of $200,000. He did not receive an increase in salary in 2013. In January 2014, Mr. Patten received a 5% increase in his annual base salary to $210,000. Mr. Patten’s performance was also reviewed by the Compensation Committee for 2013 with input from the Board and his salary increase was based on the Company’s overall performance, the achievements of the 2013 performance goals and his contributions as Chief Financial Officer. The Committee determined that Mr. Patten’s performance was strong in 2013. He continued to improve elements of the Company’s financial reporting and disclosure in the Company’s public reporting, improving clarity for the Company’s shareholders. Mr. Patten continued to oversee the Company’s golf course operations by monitoring revenues and expenses and pursuing strategies to improve operations, lower expenses, and improve profitability. Mr. Patten has been instrumental in increasing the assets in the Company’s Defined Benefit Pension Plan, and better positioning the plan for termination. Mr. Patten serves on the Investment Committee that reviews and approves potential acquisitions and dispositions, and he participates in other areas assisting the Chief Executive Officer.

Cash Bonus. During 2010, the Board adopted and approved, following the recommendation of the Compensation Committee, the Consolidated-Tomoka Land Co. Annual Executive Cash Bonus Plan (the “Cash Bonus Plan”). The purpose of the Cash Bonus Plan is to create a mutuality of interest between management and the Company’s shareholders through a bonus structure designed to reward actions that will increase long-term shareholder value. The Cash Bonus Plan performance criteria are designed to incentivize those management actions that best serve the short and long-term interest of the shareholders, as determined by goals and objectives set annually by the Board. Any discretionary awards will be based on the subjective evaluation and recommendation of the Compensation Committee to the full Board.

In the first quarter of each plan year, the Board, upon the recommendation of the Compensation Committee, will determine the potential bonus pool, adopt specific annual goals related to each criteria, approve a list of plan participants, and establish the potential bonus award (“PBA”) for a 100 percent rating. Pursuant to the Cash Bonus Plan, maximum PBA payouts are limited to up to 100% of base annual salary for the Chief Executive Officer (“CEO”), up to 50% of base annual salary for any other executive officers, up to 40% of base annual salary for vice presidents, and up to 30% of base annual salary for managers. The Chairman of the Board will annually make bonus recommendations to the Compensation Committee on the performance of the CEO under the Cash Bonus Plan, and the CEO will make bonus recommendations to the Compensation Committee as to all other plan participants. The Compensation Committee will review these recommendations and make its recommendations to the Board for final approval.

The performance criteria to be used under the current Cash Bonus Plan, adopted in April 2010, are:

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Annual EPS: The Compensation Committee will evaluate annually actual EPS performance compared to the EPS target goal set by the Board. Performance awards will be based on the percentage achievement of the annual targeted EPS goal. To earn a 15% EPS bonus award the Company must achieve a minimum EPS of 75% of the annual goal prorated up to a 20% award for achieving 100% or more of the EPS goal.

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Self-Development: The Compensation Committee will annually evaluate each participant’s performance in meeting self-development target goals. Performance awards can range from 0% up to a maximum of 20% of the potential bonus award (“PBA”).

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Risk Management: The Compensation Committee will annually evaluate management’s overall performance in all areas of risk management including monitoring current debt, cash flow, project costs, budgets, insurance programs and coverages, and other targeted goals. Performance awards can range from 0% up to a maximum of 20% of the PBA.

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Long-Term Asset Value Enhancement: At the beginning of each plan year, the Compensation Committee will establish goals for actions by management that are intended to enhance the long-term value of the Company’s assets. The Compensation Committee will annually evaluate management’s achievement of these goals, and its other actions that enhance or preserve long-term asset value. Performance awards can range from 0% to a maximum of 20% of the PBA.

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Executive Leadership: The Compensation Committee will annually evaluate management’s overall internal and external leadership performance. Performance awards can range from 0% up to a maximum of 20% of the PBA.

Each performance criterion will comprise one-fifth of each participant’s total PBA, or such other percentage as determined at the beginning of the Cash Bonus Plan year by the Compensation Committee. At the end of the Cash Bonus Plan year, the Compensation Committee will rate each participant’s performance in relation to each of the criteria. The cumulative score for each participant will be multiplied by the PBA to determine the individual’s bonus. The Compensation Committee may, with the approval of the Board, increase or decrease an individual participant’s award. The Annual Cash Bonus Plan was amended January 22, 2014. The amendment established appropriate authority for the Committee and the Board to exercise discretion in the determination of achievement of performance criteria and related awards. The majority of the other changes added clarifying language to the definitions of the performance criteria to better align the criteria to the Company’s current strategy and business plan and to more fully describe the categories for the performance goals.

The following commentary sets forth the performance goals under the Cash Bonus Plan established by the Compensation Committee for 2013 and the results achieved for the Cash Bonus Plan year:

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Annual EPS: The target net income goal was set at $0.35 per share and actual earnings per share were $0.64. Two additional earnings goals were: (1) to increase book value by $0.50 per share; and (2) to sell assets with embedded losses to decrease tax-deferred liabilities. All of these goals were met or exceeded.

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Land: Three goals were established for 2013. The first two goals were to have $3,000,000 of land revenue and $2,000,000 of revenue under contract or in negotiation at accretive prices to Company’s net asset values, both of which were accomplished. The third goal was to lease to an anchor tenant and start development of the Williamson Business Park (formerly Mason Commerce Center II). As of December 31, 2013, the lease was executed and the property was under construction.

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Risk Management: Goals were established under the categories of financing, golf, and pending litigation. The first goal was to maintain leverage at or below established guidelines. The second goal was related to reducing losses for the golf operations, which were reduced by 56% during fiscal year 2013.

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The third risk management goal was to settle the ongoing dispute with the St. Johns River Water Management District (the District”). The dispute, which commenced in 2010 and involved to our agricultural operations, was settled with the District in the first quarter of 2013.

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Shareholder Outreach/Communications: Our CEO and CFO were again challenged to engage the institutional community. Our CEO and CFO made numerous contacts during 2013, which resulted in the addition of new institutional investors in the Company’s stock. Our CEO and CFO also communicated the Company’s strategy and met with analysts, investors, brokers, and developers. Part of this was achieved by presenting at several; industry conference, including an investor conference in Chicago, Illinois, in September 2013.

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Executive Leadership: Goals were set to have senior management continue their public involvement in key local boards and endeavor to promote the positive corporate image and benefit the Company’s long-term financial success. Executive Board positions are held by either the CEO or the CFO with the Daytona Regional Chamber of Commerce, Team Volusia, and CEO Business Alliance. The Company works with these groups to attract new business relocations to our community. A second goal was to place the right personnel in key operating positions. Management hired a new Controller and a Director of Treasury and Cash Management in 2013. Goals and direction were also set to properly incentivize employees.

Senior management also met with public and private leadership to bring new business to the Daytona Beach community. In 2013, the Company hosted its first community wide fundraiser event at LPGA International called the Play It Foreward Daytona Golf Tournament. Proceeds froim this fundraiser were donated to two local charities.

There were also additional goals set to sell certain non-core income properties and recycle the capital into new more diversified income-producing properties with longer lease durations.

The bonuses for the two named executive officers reflected the Company’s financial results and their individual performance. Pursuant to Mr. Albright’s employment agreement, for each fiscal year during his employment, Mr. Albright will be eligible to earn an annual bonus. The bonus will vary between 0% and 60% of Mr. Albright’s base salary, and will be determined by the Board, based on the attainment of corporate and/or individual performance goals as mutually agreed upon by Mr. Albright and the Board. The Compensation Committee with Board approval awarded Mr. Albright 100% of his target bonus of $270,000 for fiscal 2013, which was based on his individual performance described under Executive Compensation Elements on page 20.

Pursuant to Mr. Patten’s employment agreement, for each fiscal year during his employment, Mr. Patten will be eligible to earn an annual bonus. The bonus will vary between 0% and 50% of Mr. Patten’s base salary, and will be determined by the Board, based on the attainment of corporate and/or individual performance goals set by the Board. The Compensation Committee awarded Mr. Patten 80% bonus of $80,000 for fiscal 2013, which was based on his individual performance described under Executive Compensation Elements on page 20.

In January 2014, the Compensation Committee met and reviewed the overall performance of the Company with respect to stated goals under the Cash Bonus Plan, and based on the targeted goals for 2013, which were achieved and exceeded, a bonus pool of $257,990 was approved. Mr. Albright was authorized to make awards from this pool to all other employees, including Mr. Patten.

Equity Compensation. The Consolidated-Tomoka Land Co. Amended and Restated 2010 Equity Incentive Plan (the “2010 Plan”) was adopted by the Board, approved by the shareholders in 2010, and was amended and restated in April 2013. The 2010 Plan replaced the 2001 Stock Option Plan. Awards under the 2010 Plan are approved by the Compensation Committee. The 2010 Plan provides the Compensation Committee flexibility to design compensatory awards that are responsive to the Company’s needs. Subject to the terms of the 2010 Plan, the Compensation Committee has the discretion to determine the terms of each award. Awards under the 2010 Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares and performance units. Employees of the Company and its subsidiaries and nonemployee directors may be selected by the Compensation Committee to receive awards under the 2010 Plan. The maximum number of shares as to which stock awards may be granted under the 2010 Equity Incentive Plan is currently 210,000 shares. Restricted stock awards will be counted against the 2010 Plan maximum in a 1.41-to-1 ratio. Time-vested full value awards, such as restricted stock, are used primarily as a retention tool. While time-vested full value equity awards do not reward stock price growth to the same extent as performance conditioned awards or stock options, the Compensation Committee believes that full value awards are an effective compensation tool because the current value of the award is more visible to the executive. Additionally, the Compensation Committee believes that full value awards create an interest that encourages executives to think and act like stockholders and serve as a competitive retention vehicle. The restricted stock granted in 2012 and 2013 vests ratably over three years provided that the holder is continuously employed with us through each anniversary date. This reserved share amount is subject to adjustments by the Compensation Committee as provided in the 2010 Plan for stock splits, stock dividends, recapitalizations, and other similar transactions or events. Currently, no participant may receive awards during any one calendar year representing more than 50,000 shares of common stock. In no event will the number of shares of common stock issued under the 2010 Plan exceed 210,000 shares. As discussed elsewhere in this proxy statement, at the Annual Meeting, the Company’s shareholders will vote whether to approve an amendment to the Plan to increase the number of authorized shares in the 2010 Plan by 240,000 shares for a total of 450,000 authorized shares.

The Board and the Compensation Committee intend that the 2010 Plan will be the primary vehicle for providing long-term compensation to and retention of its named executive officers and other key managers in the near term.

Pursuant to his employment agreement, Mr. Albright received a grant of an option to purchase 50,000 shares of our common stock under the 2010 Plan, effective August 1, 2011. The exercise price per share was $28.90, the fair market value on the grant date. One-third of the option will vest on each of the first, second and third anniversaries of the grant date, provided Mr. Albright is an employee of the Company on those dates. In addition, any unvested portion of the option will vest upon a change in control. The option expires on the earliest of: (a) the tenth anniversary of the grant date; (b) twelve months after Mr. Albright’s death or termination for disability; or (c) thirty days after the termination of Mr. Albright’s employment for any reason other than death or disability. As of December 31, 2013, Mr. Albright has exercised options for 16,500 shares and an additional 16,500 shares underlying the option have vested and become exercisable.

Pursuant to his employment agreement, Mr. Albright also received an “inducement” grant of 96,000 shares of restricted common stock in accordance with and subject to the exception set forth in Section 711(a) of the NYSE MKT Company Guide. The restricted shares will vest in six increments of 16,000 shares each, upon the price per share of Company common stock during the term of Mr. Albright’s employment (or within 60 days after termination of his employment by the Company without cause) meeting or exceeding target trailing 60-day average closing prices as follows: $36 per share for the first increment; $40 per share for the second increment; $46 per share for the third increment; $53 per share for the fourth increment; $60 per share for the fifth increment; and $65 per share for the sixth increment. If any increment of the restricted shares fails to satisfy the applicable stock price condition prior to six years from the grant date, that increment of the restricted shares will be forfeited. In addition, any unvested portion of the option will not vest upon a change in control. Mr. Albright has the right to vote the restricted shares prior to their vesting but will not receive any dividends on such shares prior to vesting. On March 21, 2013, 16,000 shares were awarded for the first tranche at $36.00 per share. As of December 31, 2013, none of the remaining restricted 80,000 shares have vested.

On January 22, 2014, Mr. Albright received a grant of 6,000 restricted shares for his 2013 performance. One-third of these shares will vest on each of the first, second, and third anniversaries of the grant date, provided that Mr. Albright is an employee of the Company on those dates. The fair market value on the date of the grant was $36.25 per share, but the fair market value of the award when vested will be the fair market value on each vesting date. In addition, any unvested portion of the restricted shares will vest immediately upon a change in control. Mr. Albright has the right to vote the restricted shares prior to their vesting but will not receive any dividends on such shares prior to vesting.

Pursuant to his employment agreement, Mr. Patten received a grant of an option to purchase 10,000 shares of our common stock under the 2010 Plan on April 16, 2012. The exercise price per share was $29.34, the fair market value on the grant date. As of December 31, 2013, one-third of the total shares underlying the option have vested and become exercisable.

Pursuant to his employment agreement, Mr. Patten also received a grant of 17,000 shares of restricted common stock in accordance with and subject to the exception set forth in Section 711(a) of the NYSE MKT Company Guide. The restricted shares will vest in six increments, with the first two increments being 2,500 shares each and the last four increments being 3,000 shares each, upon the price per share of Company common stock during the term of Mr. Patten’s employment (or within 60 days after termination of his employment by the Company without cause) meeting or exceeding the greater of

$36.00 or 120 percent of the trailing 7-day average preceding the grant date for the first increment, and the price per share meeting or exceeding target trailing 60-day average closing prices ranging from $40.00 per share for the second increment to $65.00 per share for the final increment. If any increment of the restricted shares fails to satisfy the applicable stock price condition prior to six years from the grant date, that increment of the restricted shares will be forfeited. In addition, any unvested portion of the option will vest upon a change in control. Mr. Patten has the right to vote the restricted shares prior to their vesting but will not receive any dividends on such shares prior to vesting. As of December 31, 2013, 2,500 shares were awarded on January 25, 2013, and 14,500 of the remaining restricted shares have not vested.

On January 23, 2013, Mr. Patten received a grant of an option to purchase an additional 10,000 shares of our common stock under the 2010 Plan for his performance in 2012. The exercise price per share was $34.95, representing the fair market value on the grant date. These options have a three-year vesting period with one-third of the options vesting on each of the first, second, and third anniversaries of the grant date, provided Mr. Patten is an employee of the Company on those dates. In addition, any unvested portion of the option will vest upon a change in control. The option expires on the earliest of: (a) the fifth anniversary of the grant date; (b) twelve months after Mr. Patten’s death or termination for disability; or (c) thirty days after the termination of Mr. Patten’s employment for any reason other than death or disability. As of December 31, 2013, none of the options have vested and become exercisable.

On January 22, 2014, Mr. Patten received a grant of 2,100 restricted shares for his 2013 performance. One-third of these shares will vest on each of the first, second, and third anniversaries of the grant date, provided that Mr. Patten is an employee of the Company on those dates. The fair market value on the date of the grant was $36.25 per share, but the fair market value of the award when vested will be the fair market value on each vesting date. In addition, any unvested portion of the restricted shares will vest immediately upon a change in control. Mr. Patten has the right to vote the restricted shares prior to their vesting but will not receive any dividends on such shares prior to vesting.

Pension Plan. We maintain the Retirement Plan for Employees of Consolidated-Tomoka Land Co. (the “Pension Plan”), a defined benefit pension plan for the benefit of our employees. Benefits were based upon an employee’s cumulative years of service and average compensation for the five most highly-compensated years during the employee’s final 10 years of employment. The benefit formula generally provided for a life annuity benefit. Effective December 31, 2011, the Company amended its Pension Plan to freeze participants’ benefits with no future accruals after that date. Any current or future employee who was not a participant of the Pension Plan on December 31, 2011 was not eligible to enter the Pension Plan. Neither Mr. Albright nor Mr. Patten are participants in the Pension Plan. On January 22, 2014, the Board approved the termination of the Pension Plan, effective March 31, 2014. Participants will be offered an annuity or a one-time lump sum distribution of their benefit. All funds are expected to be distributed by year-end 2014.

401(k) Plan. Employees (including the named executive officers) may participate in our 401(k) Plan, a tax-qualified retirement plan maintained to provide the opportunity to further provide for retirement through tax-deferred employee contributions. The 401(k) Plan permits eligible employees to defer compensation up to the maximum limit set annually by the Internal Revenue Service, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable in the 401(k) Plan. Historically, we made a safe harbor contribution of 3% of annual compensation for all eligible employees, which was immediately vested and subject to limitations imposed by the Internal Revenue Code. Effective January 1, 2012, the 401(k) Plan was amended to change eligibility from one year of service to a minimum of six calendar months of service in which the employee is credited with 160 hours of service in each month, add a matching contribution equal to 25% of the elective deferrals made on behalf of a plan participant, and terminate the 3% non-elective safe harbor contribution for non-highly compensated employees.

Deferred Compensation. On July 24, 2013, the Company’s Board of Directors terminated the Deferred Compensation Plan effective August 1, 2013. Accordingly, the Company will make the normal required distributions prior to March 1, 2014 with the balance of the accounts liquidated after August 1, 2014. The final payments are expected to be made prior to December 31, 2014.

Under the Consolidated-Tomoka Land Co. Deferred Compensation Plan for Officers and Key Employees (the “Executive Deferred Compensation Plan”), the named executive officers were eligible to defer receipt of all or a portion of their cash compensation. The deferred compensation accrues interest annually. In 2011 the Executive Deferred Compensation Plan was amended to apply an interest rate of 6.0% to account balances for the year 2011, with the rate to be reviewed annually, and to freeze the Executive Deferred Compensation Plan effective January 1, 2012, to allow no new participants or deferrals into the Executive Deferred Compensation Plan. An interest rate of 3.0% has been applied to account balances for the year 2013. Participants will receive their funds in annual installments over a period of not more than 10 years, unless the participant elects an alternate form of payment, such as a lump sum payment, at the time of commencement of participation in the Executive Deferred Compensation Plan, with payment generally commencing no later than March 1 of the year following the year in which retirement or termination of employment occurs, but not earlier than six months after retirement or termination of employment for any executive officer. Neither Mr. Albright nor Mr. Patten are participants in the Executive Deferred Compensation Plan.

Health and Welfare Benefits. We provide to each named executive officer, and all full time employees, medical and dental insurance coverage, as well as long-term disability and life insurance. The Company also pays a portion of the dependent medical coverage for the employee.

We have a current policy regarding post-retirement benefit programs for certain healthcare and life insurance benefits for eligible retired employees. All full-time employees become eligible to receive a life insurance benefit up to a maximum of $5,000 if they retire after reaching age 55 with 20 or more years of service. This program is non-contributory. The retired employee will also receive a supplemental Medicare benefit if he or she retires at age 65 with 20 or more years of service. Retirees in Volusia County, Florida, must enroll in the local Florida Health Care Plan, a Federally qualified HMO, and we pay up to $25 of their monthly premium. Retired employees in Highlands County, Florida, received a supplemental Medicare policy for which we pay up to $120 per month of the premium. The portion of the post-retirement supplemental Medicare benefit premium that we pay is contributory with retiree contributions adjusted annually as the premiums change.

Perquisites. In the past, we have provided named executive officers with a paid club membership at LPGA International and an automobile, including reimbursement of the costs for gasoline and vehicle maintenance. Effective in fiscal year 2011, we eliminated these perquisites.

Other Matters

Stock Ownership. We have adopted stock ownership guidelines for our directors and executive officers. These guidelines require that directors and executive officers own no less than 1,000 shares of the Company’s common stock. Compliance with this ownership guideline is measured on the first trading day of each calendar year. All directors are in compliance with the stock ownership guidelines.

Hedging Policy. Employees and directors, or any designee of such employee or director, are not permitted to purchase financial instruments that are designed to hedge or offset any decrease in the market value of our equity securities that have been granted to the employee or director by us as part of the employee’s or director’s compensation or that are directly or indirectly held by the employee or director.

Severance Benefits. Mr. Albright’s employment agreement provides that if his employment is terminated by the Company without cause, the Company will pay Mr. Albright an amount equal to 200% of his then-current base salary in one lump sum payment, on the forty-fifth day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company. Mr. Albright’s employment agreement also provides that if, after a change in control of the Company (as defined in the employment agreement), Mr. Albright’s employment is terminated by the Company other than for cause or Mr. Albright voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 200% of his then-current base salary in one lump sum payment on the forty-fifth day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

Mr. Patten’s employment agreement provides that if, after a change in control of the Company (as defined in the employment agreement), Mr. Patten’s employment is terminated by the Company other than for cause (as defined in the employment agreement) or Mr. Patten voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 100% of his then-current base salary in one lump sum payment on the forty-fifth day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

Other than Messrs. Albright and Patten, none of our other employees has a severance agreement; however, all full-time employees of the Company may qualify to participate under the Company’s broad-based severance policy.

Vesting of unexercised stock options. Each option holder’s individual grant agreement or agreements entered into pursuant to the 2001 Plan provide that all unvested stock options and tandem SARs become vested upon the occurrence of a change in control. The 2010 Plan also provides that all unvested stock options or restricted shares become vested upon a change in control.

Advisory Vote to approve Executive Compensation. We conducted an advisory vote to approve executive compensation last year at our 2013 Annual Meeting of Shareholders. While this vote was not binding on the Company, the Board, or the Compensation Committee, we believe that it is important for our shareholders to have an opportunity to vote on this proposal on an annual basis to express their views regarding executive compensation. At the 2013 Annual Meeting of Shareholders, 98.2% of the votes cast on the advisory vote to approve the executive compensation proposal were in favor of our named executive officers compensation as disclosed in our proxy statement, and as a result the proposal was approved. The Board and Compensation Committee reviewed these vote results and did not make any specific changes to our executive compensation policies and decisions as a result of the vote results. We have determined that our shareholders should vote on a say-on-pay proposal each year, consistent with the preference expressed by our shareholders at our 2011 Annual Meeting of Shareholders.

Tax and Accounting Implications

Deductibility of Executive Compensation. The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. Based on current levels of compensation, no executive officer is expected to receive compensation for 2013 or 2014 services that would be non-deductible under Section 162(m).

Nonqualified Deferred Compensation. Effective January 1, 2005, Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the law with respect to the timing of deferral elections, timing of payments and certain other matters. In general, we intend to design and administer our compensation and benefits plans and arrangements for all of our employees so that they are either exempt from, or satisfy the requirements of, Section 409A. We believe we are currently operating such plans in compliance with Section 409A. Pursuant to final regulations issued by the Internal Revenue Service, we amended our deferred compensation plans in 2007 for formal compliance with Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December  31, 2013. Submitted by the Compensation Committee: John J. Allen, Chairman, A. Chester Skinner, III, and Thomas P. Warlow, III.

Summary Compensation Table for 2011-2013

The following table summarizes the compensation of our named executive officers for the fiscal years ended December 31, 2011, 2012, and 2013:

SUMMARY COMPENSATION TABLE FOR 2011-2013
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(4)	Option Awards $ (5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)	Total ($)
John P. Albright (1)	2013	450,000	270,000	-	-	-	-	3,470(8)	723,470
President and CEO	2012	290,000	240,000	-	-	-	-	14,240(8)	544,240
	2011	137,500	182,500(3)	1,773,280	501,000	-	-	51,956(8)	2,646,236
Mark E. Patten (2)	2013	200,000	80,000	-	65,800	-	-	1,156(9)	346,956
Senior Vice President	2012	141,667	53,000	306,295	96,600	-	-	864(9)	598,426
and CFO	2011	-	-	-	-	-	-	-	-

(1)	Mr. Albright joined the Company as President and Chief Executive Officer on August 1, 2011.
(2)	Mr. Patten joined the Company as Senior Vice President and Chief Financial Officer on April 16, 2012.
(3)

Pursuant to his employment agreement, Mr. Albright received a one-time signing bonus of $100,000 when he joined the Company as President and Chief Executive Officer. In addition, pursuant to his employment agreement, Mr. Albright received a bonus of $82,500 for his 2011 performance.

(4)

Amount consists of the aggregate grant date fair value of restricted stock awarded, based on the probable outcome of conditions required to be met for vesting, computed in accordance with FASB ASC Topic 718. Amount does not reflect whether Mr. Albright or Mr. Patten has actually realized or will realize a financial benefit from the award, which is subject to performance conditions. For information on the valuation assumptions used in these computations, refer to Note 16 (Stock – Based Compensation) in the Notes to Consolidated Financial Statements included in our 2013 Annual Report on Form 10-K. The value of the award at the grant date, assuming that each level of performance conditions for vesting will be achieved, is $4,800,000 for Mr. Albright and $862,000 for Mr. Patten. There can be no assurance that this grant date value will ever be realized by Mr. Albright or Mr. Patten. On January 25, 2013, 2,500 of Mr. Patten’s restricted stock awards vested resulting in additional gross wages of $90,000. On March 21, 2013, 16,000 of Mr. Albright’s restricted stock awards vested resulting in additional gross wages of $613,920.

(5)

Amounts consist of both the aggregate grant date fair value of stock options awarded in accordance with FASB ASC Topic 718 (formerly, FAS 123R) as follows: Mr. Albright -2011 valuation, $501,000 (stock options); Mr. Patten -2012 valuation, $96,600 (stock options) and his 2013 valuation, $65,800 (stock options). See Note 16 (Stock – Based Compensation) in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year-ended December 31, 2013, for the relevant assumptions used to determine the valuation of stock option awards. These amounts reflect our accounting for these stock options and do not correspond to the actual values that may be recognized by the named executive officers. These stock options have exercise prices of $28.90 for grants made in 2011, $29.34 for grants made in 2012, and $34.95 for grants made in 2013, while our closing stock price on February 28, 2014 was $35.56.

(6)	This column represents amounts awarded and earned under the Company’s Cash Bonus Plan.
(7)	Mr. Albright and Mr. Patten were not participants under the Executive Deferred Compensation Plan.
(8)

This amount reflects reimbursement for moving expenses, reimbursement of Mr. Albright’s portion of premiums paid for post-employment COBRA continuation coverage following the termination of employment from his previous employer and prior to his eligibility for coverage under the Company’s health insurance plan, and term life insurance premiums paid by us as follows: during fiscal 2013 $1,445 (term life insurance), $2,025 long-term disability insurance; fiscal 2012: $1,740 (term life insurance); $12,500 (additional moving expense); and during fiscal 2011; $47,500 (moving expenses), $4,260 (COBRA), and $196 (term life insurance).

(9)	This amount reflects Mr. Patten’s term life insurance premium paid by the Company for term life insurance during fiscal 2013 $1,156 (term life Insurance); and fiscal 2012 $864 (term life insurance).

Grants of Plan-Based Awards during the Year-Ended December 31, 2013.

The following table summarizes the grants of plan-based awards to our named executives for the fiscal year-ended December 31, 2013.

GRANTS OF PLAN-BASED AWARDS FOR THE YEAR ENDED DECEMBER 31, 2013

Name	Grant / Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John P. Albright(1)	--	--	--	--	--	--	--	--	--	--	--
Mark E. Patten	January 23, 2013	--	--	--	--	--	--	--	10,000(2)	34.95	65,800

(1)	Mr. Albright did not receive any equity incentive plan awards during fiscal year 2013.
(2)

This stock option grant of 10,000 shares was awarded to Mr. Patten on January 23, 2013, based on his 2012 performance and was made pursuant to the Company’s 2010 Equity Incentive Plan. The stock price at the time of the grant was $34.95

Outstanding Equity Awards at Fiscal Year-End for 2013

The following table sets forth certain information with respect to all unexercised stock options and unvested equity awards previously awarded to the named executive officers as of December 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2013
Name	Option Awards					Stock Awards(2)		Total
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Option Awards: Market Value of Shares That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Shares That Have Not Vested ($)(4)	Total Market Value of Shares That Have Not Vested ($)
John P. Albright	16,500	17,000	28.90	8/01/2022	125,630	80,000	2,903,200	3,073,540
Mark E. Patten	3,300	6,700	29.34	4/16/2022	46,565	14,500	526,205	590,927
Mark E. Patten	—	10,000	34.95	1/23/2018	13,400	—	—	65,800

(1)

Stock options for Messrs. Albright and Patten become exercisable in three equal annual installments beginning on the first anniversary of their respective grant dates, with full exercisability upon a change in control. They remain exercisable until they expire ten years from the date of grant, subject to earlier expiration upon termination of employment. Any unvested portion of the option will vest upon a change in control.

(2)

Restricted stock awarded to Messrs. Albright and Patten in connection with their respective hirings. The awards will be earned in six segments based on our stock attaining certain target prices per share, discussed in greater detail under the heading “Equity Compensation” on page 23. The market value of this award is computed by multiplying the closing market price of our stock on December 31, 2013 by the number of shares that have not vested. The grant date fair value of this award, based on the probable outcome of the relevant performance conditions as of the grant date (computed in accordance with FASB ASC Topic 718) is the amount reported in the “Stock Awards” column of the Summary Compensation Table for 2011- 2013. There is no threshold payout under this plan.

(3)

Values are calculated as if a change in control or retirement or termination had taken place on December 31, 2013, using the closing market price per share of our stock on that date of $36.29, less the exercise price of the respective option awards.

(4)	Values are calculated as if a retirement or termination had taken place on December 31, 2013, using the closing market price per share of our stock on that date of $36.29.

Option Exercises and Stock Vested During the Year-Ended December 31, 2013

The following table sets forth the total options exercised and the total stock that had vested for the named executive officers during the year-ended December 31, 2013.

OPTION EXERCISES AND STOCK VESTED DURING THE YEAR-ENDED DECEMBER 31, 2013
	OPTION AWARDS(1)		STOCK AWARDS(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John P. Albright	16,500	166,850	16,000	613,920
Mark E. Patten	—	—	2,500	90,000

(1)

Stock options for Messrs. Albright and Patten become exercisable in three equal annual installments beginning on the first anniversary of their respective grant dates, with full exercisability upon a change in control. They remain exercisable until they expire ten years from the date of grant, subject to earlier expiration upon termination of employment. Any unvested portion of the option will vest upon a change in control. The value realized on exercise is computed by multiplying the number of shares exercised by the appreciation per share, or the closing market price of our stock on the exercise date less the option exercise price.

(2)

Under his employment agreement, Mr. Albright was awarded 96,000 shares of restricted stock, which were outside of the 2010 Equity Incentive Plan and were registered under an S-8, filed with the Securities and Exchange Commission. Per his employment agreement, Mr. Patten was awarded 17,000 shares of restricted shares under the 2010 Equity Incentive Plan. The awards will be earned in six segments based on our stock attaining certain target prices per share, discussed in greater detail under the heading “Equity Compensation” on page 23. The value realized on vesting is computed by multiplying the closing market price of our stock as of the vesting date by the number of shares that vested.

Pension Benefits for 2013

Historically, the Company has maintained two programs to provide retirement income to eligible employees and the named executive officers: our 401(k) plan (a tax-qualified retirement plan) and the Pension Plan. The following table sets forth benefits that named executive officers have accumulated under the Pension Plan. Messrs. Albright and Patten are not participants in the Pension Plan.

PENSION BENEFTS FOR 2013
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
John P. Albright	n/a	--	--	--
Mark E. Patten	n/a	--	--	--

(1)

See Note 14 (Pension Plan) in the Notes to Consolidated Financial Statements included in the our Annual Report on Form 10-K for the year-ended December 31, 2013, for the relevant assumptions used to determine the present value of each named executive officer’s accumulated benefit under the Pension Plan.

Prior to freezing the Pension Plan on December 31, 2011, benefits accrued annually in an amount equal to 1.2% of the employee’s final average earnings up to their covered compensation line plus 1.8% of the employee’s final average earnings in excess of their covered compensation line multiplied by the employee’s years of credited service to a maximum of 35 years. An employee’s “covered compensation line” equals the average of their actual past social security wage bases for the 35 calendar years preceding the employee’s social security retirement age. An employee’s “final average earnings” is the employee’s average annual compensation for the five consecutive years of highest earnings during the final ten consecutive years of employment. The elements of compensation considered in this determination include all earnings that make up the employee’s social security wage base, as limited by federal law.

The benefit formula generally provides for a life annuity or joint annuity benefit. The named executive officers shown above are not participants in the Pension Plan. If the employee chooses to receive pension payments as a joint benefit, a reduced pension benefit will be payable to the employee for life, and, if the employee dies first,

50% of the benefit will be payable to the joint payee for the rest of his or her life. The employee may also choose a social security adjustment benefit option where, if the employee retires before age 65, the employee receives a higher benefit before social security payments are expected to begin, and smaller payments thereafter, or the single life annuity, where a pension payment will be payable to the employee for life. The Pension Plan is based on the normal retirement age of 65. If the employee retires early, the employee’s accrued pension will be reduced to reflect the longer period over which the employee will receive pension benefits.

Effective December 31, 2011, the Pension Plan was amended to freeze participants’ benefits with no future accruals after that date. Any current or future employee who was not a participant of the Pension Plan on December 31, 2011 is not eligible to enter the Pension Plan. Although the Pension Plan will remain active, with no new entrants and no future accruals, the Company’s contribution level is expected to be reduced over time. During 2011, we made a contribution of $49,048, all of which related to the 2011 plan year. During 2012, we made contributions totaling $473,540, which related to the 2012 plan year. We make periodic employer contributions in conformance with minimum funding requirements and maximum deductible limitations. See Note 8 (Pension Plan) in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

On January 22, 2014, the Board approved the termination of the pension plan, effective March 31, 2014. Participants will be offered an annuity or a one-time lump sum distribution of their benefit. All funds are expected to be distributed by year-end 2014.

Nonqualified Deferred Compensation for 2013

The table below sets forth information regarding the named executive officers’ current earnings on deferred compensation under the Executive Deferred Compensation Plan. Messrs. Albright and Patten are not participants in the Executive Deferred Compensation Plan.

NONQUALIFIED DEFERRED COMPENSATION FOR 2013
Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)
John P. Albright	N/A	--	--
Mark E. Patten	N/A	--	--

Under the Executive Deferred Compensation Plan, officers and key employees could have elected to defer receipt of all or a portion of their cash compensation until such time as the participant ceased to be an officer or key employee. The deferred compensation accrues interest annually. In 2011, the Executive Deferred Compensation Plan was amended to apply an interest rate of 6.0% to account balances for the year 2011, with the rate to be reviewed annually, and to freeze the Executive Deferred Compensation Plan, effective January 1, 2012 to allow no new participants or deferrals into the Executive Deferred Compensation Plan. Current participants will receive their funds in annual installments over a period of not more than 10 years, unless the participant elects an alternate form of payment at the time of commencement of participation in the plan, with payment generally commencing by March 1 of the year following the year in which retirement or termination of employment occurs, but for executive officers not earlier than six months after retirement or termination of employment. An interest rate of 3.0% was applied to account balances for fiscal year 2013 and 2014.

On July 24, 2013, the Company’s Board of Directors terminated the Deferred Compensation Plan, effective August 1, 2013. Accordingly, the Company made the normal required distributions prior to

March 1, 2014 with the balance of the accounts to be liquidated after August 1, 2014. The final payments are expected to be made prior to December 31, 2014.

  Potential Payments Upon Termination or Change in Control

We entered into an employment agreement with Mr. Albright on June 30, 2011, in connection with his appointment as our President and Chief Executive Officer effective August 1, 2011. Pursuant to his employment agreement, if Mr. Albright’s employment is terminated by the Company without cause, the Company will pay Mr. Albright an amount equal to 200% of his then-current base salary in one lump sum payment, on the forty-fifth day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company. If, after a change in control of the Company (as defined in the employment agreement), Mr. Albright’s employment is terminated by the Company other than for cause (as defined in the employment agreement) or Mr. Albright voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 200% of then-current base salary in one lump sum payment on the forty-fifth day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

We entered into an employment agreement with Mr. Patten on April 16, 2012, in connection with his appointment as our Senior Vice President and Chief Financial Officer. Pursuant to the employment agreement, if, after a change in control of the Company (as defined in the employment agreement), Mr. Patten’s employment is terminated by the Company other than for cause (as defined in the employment agreement) or Mr. Patten voluntarily terminates employment for good reason (as defined in the employment agreement), he will receive separation pay in an amount equal to 100% of then-current base salary in one lump sum payment on the forty-fifth day after the date of termination of his employment, conditioned upon the delivery of a release of claims reasonably acceptable to the Company.

We do not have any other employment agreements, change in control agreements, or severance agreements with any of our executive officers. Benefits payable upon termination of a currently named executive officer include awards granted pursuant to the 2010 Equity Incentive Plan and the Amended and Restated 2010 Equity Incentive Plan, which may become fully vested, in the discretion of the Compensation Committee. Upon a change in control, stock awards would become fully vested.

Under the Amended and Restated 2010 Equity Incentive Plan and both Mr. Albright’s and Mr. Patten’s employment agreements, a change of control shall be deemed to have occurred if:

—

any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, (the “Exchange Act”)) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary, becomes the beneficial owner of 50% or more of the Company’s outstanding voting shares and other outstanding voting securities that are entitled to vote generally in the election of directors (“Voting Securities”); or

—

approval by the shareholders of the Company and consummation of either of the following: (A) a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding common stock and/or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; or (B) a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Under the Executive Deferred Compensation Plan, a change of control shall be deemed to have occurred if:

—	as a result of any transaction, another person or entity acquires our voting stock in an aggregate amount so as to enable that person or entity to exercise more than 50% of our voting power;

—	an unrelated person or entity acquires all or substantially all of our assets; or

—

upon the consummation of a merger or consolidation to which we are a party, our voting stock outstanding immediately prior to consummation of the merger or consolidation is converted into cash or securities possessing less than 50% of the voting power of the surviving corporation.

Under the 2001 Stock Option Plan, a change of control occurs when:

—

any person or group, other than one of our subsidiaries or one of our or our subsidiaries’ employee benefit plans, becomes the beneficial owner of 50% or more of our outstanding voting shares and our other outstanding voting securities that are entitled to vote generally in the election of our directors;

—

individuals who, as of the effective date of the 2001 Plan, constitute the Board (“Incumbent Board”) cease for any reason to constitute a majority of the members of the Board; provided that any individual who becomes a director after the effective date whose election or nomination for election by our shareholders was approved by a majority of the members of the Incumbent Board shall be deemed to be members of the Incumbent Board; or

—

approval by our shareholders of a “Merger” as a result of which the persons who were the respective beneficial owners of the outstanding common stock immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; or a plan of liquidation or a plan or agreement for the sale or other disposition of all or substantially all of our assets.

The following table sets forth the benefit that would have been realized by Mr. Albright and Mr. Patten as of December 31, 2013, if such officer had retired or been terminated on that date (other than for cause), and the benefit that would have been realized by each named executive officer as of December 31, 2013, if a change in control had occurred on such date:

Name	Benefit	Change in Control Without Termination ($)	Retirement or Termination other than for Cause ($)
John P. Albright	Unvested Stock Option Awards and Unvested Restricted Stock Award(2)	125,630(1)	0(1)
	Severance pursuant to employment agreement	0	900,000
	Total	125,630	900,000
Mark E. Patten	Unvested Stock Option Awards and Unvested Restricted Stock Award(2)	59,965(1)	0(1)
	Severance pursuant to employment agreement	0	200,000
	Total	59,965	200,000
	TOTAL	172,195	1,100,000

(1)

Values are calculated as if a change in control or retirement or termination had taken place on December 31, 2013, using the closing market price per share of our stock on that date of $36.29, less the exercise price of the respective option awards.

(2)

Unvested restricted stock awards are not included in the benefit amount realized as the award agreements do not contain language for immediate vesting upon retirement, termination, or change in control.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us. In addition, the Compensation Committee believes that the mix and design of the elements of compensation do not encourage employees to assume excessive risks because (1) as a real estate business, we do not face the same level of risks associated with compensation for employees at financial services (traders and instruments with a high degree of risk) or technology companies (rapidly changing markets) and (2) as described in our Compensation Discussion and Analysis, compensation decisions include subjective considerations, which restrain the influence of formulae or objective factors on excessive risk taking.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, the qualifications, independence and performance of our independent auditors, our systems of internal controls over financial reporting established by management and the Board, and our auditing, accounting, and financial reporting processes generally.

Among other things, the Audit Committee contracts with the independent auditors to audit our financial statements; inquires as to the independence of the auditors, and obtains at least annually the auditors’ written statement describing their independent status; meets with the independent auditors, with and without management present, to discuss their examination, their evaluation of our internal controls, and the overall quality of our financial reporting; and investigates any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, as deemed necessary by the Audit Committee.

In connection with the preparation and filing of our Annual Report on Form 10-K for the year ended December 31, 2013:

(1) The Audit Committee reviewed and discussed the audited consolidated financial statements with management.

(2) The Audit Committee discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16.

(3) The Audit Committee discussed with the independent auditors the auditors’ independence and received the written disclosures and the letter from the independent auditors as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee regarding independence.

(4) The Audit Committee reviewed and discussed with management and the independent auditors our audited financial statements for the year ended December 31, 2013, and reports on the effectiveness of internal controls over financial reporting contained in our Annual Report on Form 10-K for the year ended December 31, 2013, including a discussion of the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013. The Audit Committee also has appointed, and requested shareholder ratification of the appointment of, Grant Thornton LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Submitted by the Audit Committee: William L. Olivari, Chairman, John J. Allen, Jeffry B. Fuqua, and Howard C. Serkin.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

Ratification of Independent Registered Public Accounting Firm

The Audit Committee has appointed Grant Thornton LLP (“Grant Thornton”) to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014. As discussed below, Grant Thornton was appointed as the Company’s independent registered public accounting firm on March 2, 2012.

Representatives of Grant Thornton are required to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Although applicable law does not require shareholder ratification of the appointment of Grant Thornton to serve as our independent registered public accounting firm, our Board has decided to ascertain the position of our shareholders on the appointment. If the shareholders fail to ratify the appointment of Grant Thornton, our Audit Committee will reconsider the appointment. Even if the appointment is ratified, our Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders.

This proposal will be approved if the votes cast favoring the proposal exceed the votes cast opposing the proposal. Abstentions and broker non-votes will have no effect on this proposal. Shares represented by executed proxies on proxy cards will be voted, if specific instructions are not otherwise given, for the ratification of Grant Thornton as our independent registered public accounting firm.

Our Board of Directors recommends a vote “For” the ratification of Grant Thornton as our independent registered public accounting firm.

KPMG LLP (“KPMG”) was notified on February 1, 2012, that it would not be retained as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. KPMG’s engagement as the Company’s independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2011, was unaffected by the appointment of Grant Thornton, as KPMG’s dismissal became effective upon the completion of KPMG’s audit of our consolidated financial statements as of and for the fiscal year-ended December 31, 2011, and the filing of the related Annual Report on Form 10-K on March 15, 2012.

The audit reports of KPMG on our consolidated financial statements as of and for the year ended December 31, 2011, did not contain any adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

During the fiscal year-ended December 31, 2011, and the subsequent interim period until the filing of our Annual Report on Form 10-K for the fiscal year-ended December 31, 2011, there were: (i) no disagreements between us and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in their reports on the consolidated financial statements for such periods; and (ii) no “reportable events” as that term is defined in Item 304 of Regulation S-K and the related instructions to Item 304 of Regulation S-K. Additionally, we did not consult with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us by

Grant Thornton that Grant Thornton concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as those terms are used in Item 304 of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

We provided KPMG with a copy of the current report on Form 8-K, filed on February 6, 2012, disclosing that we were not retaining KPMG. KPMG furnished us with a letter addressed to the SEC stating that KPMG agreed with the statements made in the Report on Form 8-K. A copy of such letter, dated February 6, 2012, was filed as Exhibit 16.1 to the Form 8-K.

Auditor Fees

The following table represents aggregate fees billed by Grant Thornton and KPMG for professional services for fiscal 2013 and 2012, by category as described in the notes to the table. All fees were pre-approved by the Audit Committee.

	Grant Thornton		KPMG(3)
	2013	2012	2013	2012
	$	$	$	$
Audit Fees(1)	170,077	92,283	22,580	97,624
Audit-Related Fees	3,465	-0-	7,173	25,624
Tax Fees(2)	66,409	11,381	2,439	38,530
All Other Fees	-0-	6,441	-0-	-0-
Total	239,951	110,105	32,192	161,778

(1)

Aggregate fees billed for professional services rendered by Grant Thornton in 2013 and 2012 are for the audit of our annual consolidated financial statements on Form 10-K, review of interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, and other services normally provided in connection with our statutory and regulatory filings or engagements by year.

(2)

Aggregate fees billed for professional services rendered by Grant Thornton in 2013 and 2012 are for tax compliance, tax advice, and tax planning, including preparation of tax forms, federal and state income tax returns, and income tax consulting services.

(3)

Fees billed for professional services rendered by KPMG in 2013 are for the audit consent for the year-ended December 31, 2011 and other SEC related matters and tax matters. Fees billed for professional services rendered by KPMG in 2012 are for the audit of the year-ended December 31, 2011, tax preparation for the year-ended December 31, 2011, predecessor auditor services, as well as other SEC related matters.

Pre-approval Policy

The Audit Committee has adopted a Pre-approval Policy (the “Policy”) governing the pre-approval of all audit and non-audit services performed by the independent auditor in order to ensure that the performance of such services does not impair the auditor’s independence.

According to the Policy, the Audit Committee will annually review and pre-approve the audit services that may be provided by the independent auditor and the fees to be paid for those services during the following year, and may from time-to-time review and pre-approve audit-related services, tax services and all other services to be provided by the independent auditor. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. For pre-approval, the Audit Committee will consider whether the service is consistent with the SEC’s rules on auditor independence, as well as whether the independent auditor is in the best position to provide the service for reasons such as its familiarity with our business, people, culture, accounting system, risk profile and other factors. All such factors will be considered as a whole, with no single factor being determinative.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require separate pre-approval by the Audit Committee.

Requests or applications to provide services that require pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer and must include (1) a written or verbal joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence, and (2) with respect to each proposed pre-approved service, detailed back-up documentation regarding the specific service to be provided. Requests or applications for services to be provided by the independent auditor that do not require separate approval by the Audit Committee will be submitted to the Chief Financial Officer and will include a description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have previously received the pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

PROPOSAL 3: VOTE TO INCREASE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE AMENDED AND RESTATED 2010 EQUITY INCENTIVE PLAN

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

At the 2010 annual meeting, the Company’s shareholders approved the 2010 Equity Incentive Plan, which was subsequently amended and restated at the annual meeting of shareholders in 2013 to primarily include a clawback provision (as amended and restated, the “2010 Equity Plan”). The 2010 Equity Plan currently authorizes a maximum of 210,000 shares of the Company’s common stock to be awarded. The Plan, which is administered by the Compensation Committee, is designed to provide incentives to reward key employees for their performance and contributions to the success of the Company, as well as to increase long-term value to shareholders.

The 2010 Equity Plan provides a meaningful portion of the total compensation of the Company’s officers and employees by granting equity-based awards, such as stock options and restricted stock, which are time-vested full-value awards. Restricted stock grants usually have a three-to five-year vesting period and are awarded based on the performance of the Company. The 2010 Equity Plan is an effective retention tool since an employee must be continuously employed to receive the award at the end of the vesting period or the shares are forfeited.

The 2010 Equity Plan does not expire until February 2020 and as of December 31, 2013. There were approximately 47,000 shares remaining less the shares awarded in January 2014. Restricted stock awards reduce the number of shares available for issuance under the 2010 Equity Plan by a 1.41:1 ratio. All of the key features of the current 2010 Equity Plan, adopted by shareholders at the 2013 annual meeting of shareholders, are unchanged. To continue the 2010 Equity Plan, we are recommending that 240,000 shares be added to the 210,000 shares previously authorized shares, increasing the total number of authorized shares to 450,000. Approximately 163,000 shares of the 210,000 shares have been granted. The addition of the 240,000 shares would increase the total capacity under the Equity Plan for future years.

The amendment of the 2010 Equity Plan to increase the number of authorized shares requires shareholder approval under the rules and regulations of the NYSE MKT. We are now asking you for this approval.

Reasons for Board of Directors’ Recommendation

Our Board of Directors believes that making this change to the 2010 Equity Plan is necessary and appropriate to update the 2010 Equity Plan and will benefit our shareholders. The 2010 Plan is a key component of the Company’s compensation programs, which are necessary to: (i) aid in the hiring and retention of key employees who are important to our success; (ii) motivate employee contributions to attain long-term value through ownership in us; and (iii) align potential increases in compensation to increases in the Company’s financial results. We believe that we will be at a competitive disadvantage in our efforts to attract and retain employees if we do not have the flexibility to issue equity-based compensation awards to targeted individuals.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about our equity compensation plans as of December 31, 2013.

EQUITY COMPENSATION PLAN
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Security Holders:	167,867	$40.11	47,441
Equity Compensation Plans not Approved by Security Holders:	80,000	--	--

TOTAL	247,867	$40.11	47,441

PROPOSAL 4: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

OUR BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED FOR APPROVAL OF THIS PROPOSAL.

The Company is providing its shareholders with the opportunity to cast an advisory vote to approve executive compensation. The Company requests shareholder approval of the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, which includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables.

As an advisory vote, this proposal is not binding upon the Company or our Board. However, the Board and the Compensation Committee, who are responsible for designing and administering the Company’s executive compensation program, value the opinions expressed by shareholders and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Our Board of Directors recommends a vote “For” this proposal.

OTHER MATTERS

Our Board of Directors does not intend to bring any other matters before the Annual Meeting, and except as described in this proxy statement, it is not aware of any other matters that will or may be properly presented at the Annual Meeting by others. The deadline under our Bylaws for any shareholder proposal not discussed in this proxy statement to be properly presented at the Annual Meeting has passed. If any other matters are properly brought before the Annual Meeting, however, the persons named in the accompanying proxy card will vote the shares for which we have received proxies in accordance with their best judgment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and persons who beneficially own more than 10% of our common stock to file with the SEC and the NYSE MKT initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. Directors, executive officers, and beneficial owners of more than 10% of our common stock are required by SEC rules to furnish us with copies of all such reports. To our knowledge, based solely upon a review of the copies of such reports furnished to us and written representations from directors and executive officers that no other reports were required. We believe that all reports required under Section 16(a) were timely filed during the fiscal year-ended December 31, 2013, except for a late Form 4 filing for John P. Albright and Mark E. Patten related to stock grants.

SHAREHOLDER PROPOSALS

Inclusion of Proposals in our Proxy Statement and Proxy Card under the SEC Rules

Shareholders are hereby notified that if they wish a proposal to be included in our proxy statement and form of proxy relating to the 2015 Annual Meeting of Shareholders, a written copy of their proposal must be received at our principal executive offices no later than November 19, 2014. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in our proxy materials.

Advance Notice Requirements for Shareholder Submission of Nominations and Proposals

Required Timing. In addition, our Bylaws provide that, for any shareholder proposal or director nomination to be properly presented at the 2015 Annual Meeting of Shareholders, whether or not also submitted for inclusion in our proxy statement, we must receive written notice of the matter not less than 150 days nor more than 210 days prior to the first anniversary of the date of the preceding year’s annual meeting. Thus, to be timely, the written notice of a shareholder’s intent to make a nomination for election as a director or to bring any other matter before the 2014 Annual Meeting of Shareholders must be received by our Corporate Secretary at Post Office Box 10809, Daytona Beach, Florida 32120-0809 no earlier than September 20, 2014 and no later than November 19, 2014. Further, any proxy granted with respect to the 2015 Annual Meeting of Shareholders will confer on management discretionary authority to vote with respect to a shareholder proposal or director nomination if notice of such proposal or nomination is not received by our Corporate Secretary within the timeframe provided above.

Required Shareholder Information. Each such written notice must contain, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal of other business is made: (i) the name and address of such shareholder, as they appear on our stock transfer books, and the name and address of such beneficial owner; (ii) the class or series and number of our shares owned beneficially and of record by such shareholder and such beneficial owner; (iii) the date or dates upon which such shareholder acquired ownership of such shares; and (iv) a representation that the shareholder is a holder of record of our capital stock, entitled to vote at such meeting, and that such shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

Required Director Nominee Information. With respect to each person whom the shareholder proposes to nominate for election as a director (a “proposed nominee”), the shareholder shall provide: (i) the name, business address and residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee; (iii) the class or series and number of our shares, if any, owned beneficially and of record by the proposed nominee; (iv) any other information regarding each proposed nominee proposed by such shareholder as would be required to be included in a proxy statement or other filings required to be made in connection with the solicitation of proxies for election of directors; (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or other acting in concert therewith, on the other hand; and (vi) the written consent of each proposed nominee to serve as a director if so elected. In addition, to be eligible to be a nominee for election or reelection as a director, the prospective nominee, or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice described herein) to our secretary at our principal executive offices a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request).

A copy of our Bylaws is available as an exhibit to a current report on Form 8-K we filed with the Securities and Exchange Commission on April 28, 2011. A nomination or proposal that does not supply adequate information about the nominee or proposal, and the shareholder making the nomination or proposal, will be disregarded.

ANNUAL REPORT

Our Annual Report to Shareholders for the fiscal year ended December 31, 2013, accompanies this proxy statement. Additional copies may be obtained by writing to us at P.O. Box 10809, Daytona Beach, Florida 32120-0809. Our Annual Report and Proxy Statement are also available on our website at www.ctlc.com.

REVOCABLE PROXY

CONSOLIDATED-TOMOKA LAND CO.

ANNUAL MEETING OF SHAREHOLDERS

April 23, 2014

2:00 p.m., Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Consolidated-Tomoka Land Co., a Florida corporation, hereby appoints Jeffry B. Fuqua and John P. Albright, each or either of them, with full power of substitution, to represent and to vote on behalf of the undersigned all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders scheduled to be held on Wednesday, April 23, 2014, at 2:00 p.m., Eastern Time, at LPGA International Clubhouse, 1000 Champions Drive, Daytona Beach, Florida 32124, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares upon the matters described in the Notice of Annual Meeting of Shareholders and related Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged), and upon any other business that may properly come before such Annual Meeting.

The shares represented by this proxy will be voted as directed on the reverse side, but if no direction is made, the proxies named herein intend to vote the securities at their discretion FOR Proposal 1 for the election of the nominees listed in the Proxy Statement for the Annual Meeting and FOR Proposals 2, 3, and 4, and otherwise at the discretion of the proxies.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE BY THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

☐    FOLD AND DETACH HERE    ☐

CONSOLIDATED-TOMOKA LAND CO. – ANNUAL MEETING, APRIL 23, 2014

YOUR VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held April 23, 2014. This proxy statement and a copy of our 2013 Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, are available at http://ctlc.com/2014_proxy.html.

You can vote in one of three ways:

1. Call toll free 1-855-652-7333 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2. Via the Internet at http://www.rtcoproxy.com/cto and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

PLEASE MARK VOTES
☒	AS IN THIS EXAMPLE	REVOCABLE PROXY CONSOLIDATED-TOMOKA LAND CO.	Annual Meeting of Shareholders APRIL 23, 2014

Proposal 1 – Election of seven Directors for one-year terms ending in 2015				Proposal 2 – Ratification of the appointment by our Audit Committee of Grant Thornton LLP, as our independent registered public accounting firm for fiscal year 2014	For ☐	Against ☐	Abstain ☐

(01) John P. Albright	For ☐	Against ☐	Abstain ☐	Proposal 3 – Amendment to Increase the number of shares authorized for issuance under the Amended and Restated 2010 Equity Incentive Plan	For ☐	Against ☐	Abstain ☐

(02) John J. Allen	For ☐	Against ☐	Abstain ☐

(03) Jeffry B. Fuqua	For ☐	Against ☐	Abstain ☐	Proposal 4 – Advisory vote to approve executive compensation	For ☐	Against ☐	Abstain ☐

(04) William L. Olivari	For ☐	Against ☐	Abstain ☐

(05) Howard C. Serkin	For ☐	Against ☐	Abstain ☐	The proxies are authorized to vote upon such other business as may properly come before the meeting in their discretion.

(06) A. Chester Skinner, III	For ☐	Against ☐	Abstain ☐

(07) Thomas P. Warlow, III	For ☐	Against ☐	Abstain ☐	This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. lf no direction is made, this proxy will be voted FOR each of the director nominees and FOR Proposals 2, 3, and 4.
				Mark here for address change			☐

Please be sure to date and sign this proxy card in the box below.	Date

Sign above	Co-holder (if any) sign above

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, attorneys, etc. should give full title as such. If the signer is a corporation or partnership, please sign full corporate name by duly authorized officer.

☐	IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW	☐

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

☐

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.	By Telephone (using a touch-tone phone); or

2.	By Internet; or

3.	By Mail.

A telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and internet votes must be cast prior to 3:00 a.m. Eastern Time, on April 23, 2014. It is not necessary to return this proxy if you vote by telephone or internet.

Vote by Telephone Call Toll-Free on a touch-tone phone any time prior to 3:00 a.m. Eastern Time, on April 23, 2014: 1-855-652-7333	Vote by Internet Any time prior to 3:00 a.m. Eastern Time, on April 23, 2014 go to http://www.rtcoproxy.com/cto

Please note that the last vote received, whether by telephone, internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://ctlc.com/2014_proxy.html

Your vote is important!